                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                                 By and Between


                        NOBEL LEARNING COMMUNITIES, INC.
                             MERRYHILL SCHOOLS, INC.
                         MERRYHILL SCHOOLS NEVADA, INC.
                    LAKE FOREST PARK MONTESSORI SCHOOL, INC.
                                   NEDI, INC.
                       IMAGINE EDUCATIONAL PRODUCTS, INC.
                     NOBEL EDUCATION DYNAMICS FLORIDA, INC.
                         NOBEL LEARNING SOLUTIONS, LLC.

                                       and


                            SUMMIT BANK, as Agent and
                          the Lenders described herein


                              --------------------


                              Dated: March 9, 1999


                              --------------------

                                TABLE OF CONTENTS

1. DEFINITIONS...............................................................-1-
            1.1      "Accounting Terms"......................................-1-
            1.2      "Acquisition Credit Facility"...........................-1-
            1.3      "Acquisition Credit Facility Advance Period"............-2-
            1.4      "Acquisition Credit Facility Notes".....................-2-
            1.5      "Acquisition Credit Facility Term Loan".................-2-
            1.6      "Adjusted Debt".........................................-2-
            1.7      "Affiliate".............................................-2-
            1.8      "Agent".................................................-2-
            1.9      "Base Rate".............................................-2-
            1.10     "Borrower"..............................................-2-
            1.11     "Business Day"..........................................-2-
            1.12     "Capital Expenditures"..................................-2-
            1.13     "Capitalized Leases"....................................-2-
            1.14     "Capitalized Lease Obligations".........................-2-
            1.15     "Collateral"............................................-2-
            1.16     "Corporation"...........................................-2-
            1.17     "Defaulting Lender".....................................-3-
            1.18     "EBITDA"................................................-3-
            1.19     "Environmental Affiliate"...............................-3-
            1.20     "Environmental Cleanup Site"............................-3-
            1.21     "Environmental Consultants".............................-3-
            1.22     "Environmental Requirements"............................-3-
            1.23     "ERISA".................................................-3-
            1.24     "Event of Default"......................................-3-
            1.25     "Excess Cash Flow"......................................-3-
            1.26     "Federal Funds Rate"....................................-3-
            1.27     "Fixed Charge Coverage Ratio"...........................-4-
            1.28     "Fixed Charges".........................................-4-
            1.29     "Floating Rate".........................................-4-
            1.30     "Floating Rate Margin"..................................-4-
            1.31     "Floating Rate Notification"............................-4-
            1.32     "GAAP"..................................................-5-
            1.33     "Good Business Day".....................................-5-
            1.34     "Indebtedness"..........................................-5-
            1.35     "Interest Coverage Ratio"...............................-5-
            1.36     "Interest Expense"......................................-5-
            1.37     "Issuing Bank"..........................................-5-
            1.38     "Lender Indebtedness"...................................-5-
            1.39     "Lenders"...............................................-6-
            1.40     "Leverage Ratio"........................................-6-
            1.41     "Libor Rate"............................................-6-
            1.42     "LIBOR Rate Margin".....................................-6-

            1.43     "Libor Rate Notification"...............................-7-
            1.44     "Libor Rate Reserve Percentage".........................-7-
            1.45     "Loan Account"..........................................-7-
            1.46     "Loan Documents"........................................-7-
            1.47     "Loans".................................................-7-
            1.48     "Mortgaged Properties"..................................-7-
            1.49     "Notes".................................................-7-
            1.50     "Participations"........................................-7-
            1.51     "Participants"..........................................-7-
            1.52     "PBGC"..................................................-7-
            1.53     "Permitted Acquisitions"................................-7-
            1.54     "Permitted Purchase"....................................-8-
            1.55     "Person"................................................-8-
            1.56     "Plan"..................................................-8-
            1.57     "Prepayment Event"......................................-8-
            1.58     "Prepayment Event Notice"...............................-8-
            1.59     "Prepayment Fee"........................................-8-
            1.60     "Prior Loan Agreement"..................................-8-
            1.61     "Prior Loan Documents"..................................-8-
            1.62     "Pro Rata Percentages"..................................-8-
            1.63     "Pro Rata Share"........................................-9-
            1.64     "Rate Period"...........................................-9-
            1.65     "Real Property".........................................-9-
            1.66     "Reimbursement Amount"..................................-9-
            1.67     "Required Lenders"......................................-9-
            1.68     "Settlement Date".......................................-9-
            1.69     "Similar Business"......................................-9-
            1.70     "Special Materials".....................................-9-
            1.71     "Subordinated Indebtedness".............................-9-
            1.72     "Subsidiary"...........................................-10-
            1.73     "Supplemental Agreement"...............................-10-
            1.74     "Term Loan"............................................-10-
            1.75     "Term Notes"...........................................-10-
            1.76     "Total Funded Indebtedness"............................-10-
            1.77     "U. S. Treasury Based Rate"............................-10-
            1.78     "Working Capital Contract Period"......................-10-
            1.79     "Working Capital Credit Facility A"....................-10-
            1.80     "Working Capital Credit Facility B"....................-10-
            1.81     "Working Capital Credit Facility A Notes"..............-11-
            1.82     "Working Capital Credit Facility B Notes"..............-11-
            1.83     "Working Capital Credit Facilities"....................-11-

2.    PRIOR LOAN DOCUMENTS..................................................-11-
            2.1      Force and Effect.......................................-11-
            2.2      No Release.............................................-11-

            2.3      Ratification and Confirmation..........................-11-
            2.4      No Setoff..............................................-11-

3.    THE CREDIT FACILITIES; USE OF PROCEEDS................................-11-
            3.1      Working Capital Credit Facility A......................-11-
            3.2      Working Capital Credit Facility B......................-12-
            3.3      Acquisition Credit Facility............................-12-
            3.4      Term Loan..............................................-13-
            3.5      Notes; Loans...........................................-13-
            3.6      Use of Proceeds........................................-13-
            3.7      Method of Advances.....................................-13-
            3.8      Letters of Credit......................................-14-
            3.9      Asset Management Account...............................-14-
            3.10     Closing................................................-15-

4.    SETTLEMENT AMONG LENDERS..............................................-15-
            4.1      Between Settlement Dates...............................-15-
            4.2      Settlement Date........................................-15-
            4.3      Remittance to Agent....................................-16-
            4.4      Alternate Procedures...................................-16-
            4.5      Failure to Advance.....................................-16-
            4.6      Defaulting Lender......................................-17-

5.    INTEREST RATES........................................................-17-
            5.1      Working Capital Credit Facility A......................-17-
            5.2      Working Capital Credit Facility B......................-17-
            5.3      Acquisition Credit Facility............................-17-
            5.4      Term Loan..............................................-18-
            5.5      Request for LIBOR Rate.................................-18-
            5.6      Certain Provisions Regarding LIBOR Rates...............-18-
            5.7      Floating Rate Fall Back................................-18-
            5.8      LIBOR Rate Borrowings..................................-18-
            5.9      Default Rate...........................................-18-
            5.10     Post Judgment Interest.................................-19-
            5.11     Calculation............................................-19-
            5.12     Limitation of Interest to Maximum Lawful Rate..........-19-
            5.13     LIBOR Unlawful for a Lender............................-19-
            5.14     LIBOR Rate Unascertainable or Unavailable..............-19-

6.    PAYMENTS AND FEES.....................................................-20-
            6.1      Interest Payments on the Working Capital
                     Credit Facilities......................................-20-
            6.2      Principal Payments on the Working Capital
                     Credit Facilities......................................-20-
            6.3      Principal and Interest Payments on the Acquisition
                     Credit Facility........................................-20-
            6.4      Principal and Interest Payment on the Term Loan........-20-
            6.5      Excess Cash Flow Payments..............................-21-
            6.6      Prepayments from Sale of Assets and Insurance
                     Proceeds...............................................-21-

            6.7      Prepayment or Termination of the Acquisition Credit
                     Facility or Term Loan..................................-22-
            6.8      Letter of Credit Fees..................................-23-
            6.9      Usage Fee..............................................-23-
            6.10     Late Charge............................................-23-
            6.11     Prepayment regarding A. J. Clegg.......................-23-
            6.12     Payment Method.........................................-23-
            6.13     Application of Payments................................-24-
            6.14     Loan Account...........................................-24-
            6.15     Indemnity; Loss of Margin..............................-24-
            6.16     Indemnity for LIBOR Portion............................-25-

7.    SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL........-25-
            7.1      Personal Property......................................-26-
            7.2      Real Property..........................................-27-
            7.3      General................................................-27-
            7.4      Collection of Receivables; Proceeds of Collateral......-27-

8.    REPRESENTATION AND WARRANTIES.........................................-28-
            8.1      Valid Organization, Good Standing and Qualification....-28-
            8.2      Licenses...............................................-28-
            8.3      Ownership Interests....................................-28-
            8.4      Subsidiaries...........................................-29-
            8.5      Financial Statements...................................-29-
            8.6      No Material Adverse Change in Financial Condition......-29-
            8.7      Pending Litigation or Proceedings......................-29-
            8.8      Due Authorization; No Legal Restrictions...............-29-
            8.9      Enforceability.........................................-29-
            8.10     No Default under Other Obligations, Orders or
                     Governmental Regulations...............................-29-
            8.11     Governmental Consents..................................-30-
            8.12     Taxes..................................................-30-
            8.13     Title to Collateral....................................-30-
            8.14     Addresses..............................................-30-
            8.15     Current Compliance.....................................-30-
            8.16     Pension Plans..........................................-30-
            8.17     Leases and Contracts...................................-31-
            8.18     Intellectual Property..................................-31-
            8.19     Business Interruptions.................................-31-
            8.20     Interrelatedness of Borrowers..........................-31-
            8.21     Accuracy of Representations and Warranties.............-31-

9.    GENERAL COVENANTS.....................................................-31-
            9.1      Payment of Principal, Interest and Other Amounts Due...-32-
            9.2      Limitation on Indebtedness.............................-32-

            9.3      Investments and Loans..................................-32-
            9.4      Guaranties.............................................-33-
            9.5      Disposition of Assets..................................-33-
            9.6      Merger; Consolidation; Business Acquisitions;
                     Subsidiaries...........................................-33-
            9.7      Taxes; Claims for Labor and Materials..................-33-
            9.8      Liens..................................................-34-
            9.9      Existence; Approvals; Qualification; Business
                     Operations; Compliance with Laws.......................-35-
            9.10     Maintenance of Properties, Intellectual Property.......-35-
            9.11     Insurance..............................................-36-
            9.12     Inspections; Examinations..............................-37-
            9.13     Default under Other Indebtedness.......................-37-
            9.14     Pension Plans..........................................-37-
            9.15     Bank of Account........................................-38-
            9.16     Maintenance of Management..............................-38-
            9.17     Ownership Interests; Dividends.........................-38-
            9.18     Transactions with Affiliates...........................-38-
            9.19     Name or Address Change.................................-38-
            9.20     Notices................................................-38-
            9.21     Additional Documents and Future Actions................-39-
            9.22     Material Adverse Contracts.............................-39-
            9.23     Restrictions on Use of Proceeds........................-39-
            9.24     Subordinated Indebtedness..............................-39-
            9.25     Appraisals.............................................-39-
            9.26     New Facilities.........................................-39-
            9.27     Creditors under Subordination Agreements...............-39-
            9.28     Year 2000..............................................-40-
            9.29     Certain Ownership Interests............................-40-
            9.30     Title Insurance........................................-40-

10.   FINANCIAL COVENANTS...................................................-40-
            10.1     Leverage Ratio.........................................-40-
            10.2     Interest Coverage Ratio................................-40-
            10.3     Fixed Charge Coverage Ratio............................-40-
            10.4     Capital Expenditures...................................-41-
            10.5     Acquisitions...........................................-41-

11.   ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS..................-41-
            11.1     Annual Statements......................................-41-
            11.2     Projections and Cash Flow..............................-41-
            11.3     Quarterly Statements...................................-42-
            11.4     10K and 10Q Statements.................................-42-
            11.5     Real Estate Tax Receipts...............................-42-
            11.6     Audit Reports..........................................-42-
            11.7     Reports to Governmental Agencies and Other Creditors...-43-

            11.8     Requested Information..................................-43-
            11.9     Compliance Certificates................................-43-
            11.10    Accountant's Certificate...............................-43-
            11.11    Profit and Loss per Facility...........................-43-

12.   ENVIRONMENTAL REPRESENTATIONS AND COVENANTS...........................-43-
            12.1     Representations........................................-43-
            12.2     Real Property..........................................-44-
            12.3     Covenant Regarding Compliance..........................-44-
            12.4     Notices................................................-44-
            12.5     Indemnity..............................................-44-
            12.6     Testing................................................-45-
            12.7     Survival...............................................-45-

13.   CONDITIONS OF CLOSING.................................................-45-
            13.1     Loan Documents.........................................-45-
            13.2     Representations and Warranties.........................-45-
            13.3     No Default.............................................-46-
            13.4     Proceedings and Documents..............................-46-
            13.5     Delivery of Other Documents............................-46-

14.   CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES.............................-47-
            14.1     Representations and Warranties.........................-47-
            14.2     No Default.............................................-47-
            14.3     Other Requirements.....................................-47-

15.   DEFAULT AND REMEDIES..................................................-47-
            15.1     Events of Default......................................-47-
            15.2     Remedies...............................................-49-
            15.3     Sale or Other Disposition of Collateral................-50-
            15.4     Actions with Respect to Accounts.......................-51-
            15.5     Set-off................................................-52-
            15.6     Delay or Omission Not Waiver...........................-52-
            15.7     Remedies Cumulative; Consents..........................-53-
            15.8     Certain Fees, Costs, Expenses and Expenditures.........-53-
            15.9     Time Is of the Essence.................................-54-
            15.10    Acknowledgment of Confession of Judgment Provisions....-54-

16.   AGENT.................................................................-54-
            16.1     Appointment of Agent...................................-54-
            16.2     Holding of Collateral and Collections..................-54-
            16.3     Fees...................................................-54-
            16.4     Collections and Disbursements..........................-55-
            16.5     Delegation of Duties; Discretion; Instructions.........-56-
            16.6     Nature of Duties.......................................-56-
            16.7     Lack of Reliance on the Agent..........................-56-

            16.8     Resignation............................................-56-
            16.9     Certain Rights of Agent................................-57-
            16.10    Reliance...............................................-57-
            16.11    Notice of Default......................................-57-
            16.12    The Agent in its Capacity as Lender....................-57-
            16.13    Other Loans............................................-57-
            16.14    Disclosure of Information; Audits......................-58-
            16.15    Actions by Agent.......................................-58-
            16.16    Sharing of Risk; Indemnification; Expenses.............-59-
            16.17    Consultation with Counsel..............................-60-
            16.18    Documents..............................................-60-
            16.19    Several Obligations....................................-60-
            16.20    No Third Party Beneficiary.............................-60-
            16.21    Participations and Assignments.........................-60-

17.   COMMUNICATIONS AND NOTICES............................................-61-
            17.1     Communications and Notices.............................-61-

18.   WAIVERS...............................................................-62-
            18.1     Waivers................................................-62-
            18.2     Forbearance............................................-63-
            18.3     Limitation on Liability................................-63-

19.   SUBMISSION TO JURISDICTION............................................-64-
            19.1     Submission to Jurisdiction.............................-64-

20.   MISCELLANEOUS.........................................................-64-
            20.1     Brokers................................................-64-
            20.2     Use of Agent's or any Lender's Name....................-64-
            20.3     No Joint Venture.......................................-64-
            20.4     Survival...............................................-64-
            20.5     No Assignment by Borrowers.............................-65-
            20.6     Binding Effect.........................................-65-
            20.7     Severability...........................................-65-
            20.8     No Third Party Beneficiaries...........................-65-
            20.9     Modifications..........................................-65-
            20.10    Holidays...............................................-65-
            20.11    Law Governing..........................................-65-
            20.12    Integration............................................-65-
            20.13    Exhibits and Schedules.................................-65-
            20.14    Headings...............................................-65-
            20.15    Counterparts...........................................-66-
            20.16    Waiver of Right to Trial by Jury.......................-66-
            20.17    Joint and Several......................................-66-

                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit "A"       -        Form of Continuation/Conversion Notice
Exhibit "B"       -        Form of Working Capital Credit Facility A Note
Exhibit "C"       -        Form of Working Capital Credit Facility B Note
Exhibit "D"       -        Form of Acquisition Credit Facility Note
Exhibit "E"       -        Form of Term Note
Exhibit "F"       -        Form of Borrowing Request
Exhibit "G"       -        Form of Compliance Certificate
Exhibit "H"       -        Form of Assignment and Acceptance Agreement

SCHEDULES

Schedule "A"      -        Lenders' Pro Rata Shares
Schedule "B"      -        Form of Subordinate Note
Schedule 1.71     -        Existing Subordinated Indebtedness
Schedule 7.2      -        Mortgaged Properties
Schedule 8.1      -        Jurisdiction of Formation
Schedule 8.2      -        Licenses
Schedule 8.3      -        Ownership Interests
Schedule 8.4      -        Subsidiaries
Schedule 8.7.     -        Litigation
Schedule 8.10     -        Defaults under Agreements
Schedule 8.14     -        Names, Chief Executive Officers
Schedule 8.16     -        Pension Plans
Schedule 8.17     -        Defaults under Leases and Contracts
Schedule 8.18     -        Intellectual Property
Schedule 8.19     -        Business Interruptions
Schedule 9.2      -        Existing Indebtedness
Schedule 9.3      -        Investments and Loans
Schedule 9.4      -        Guarantees
Schedule 9.5      -        Properties Permitted To Be Sold
Schedule 9.8      -        Permitted Liens
Schedule 9.18     -        Transactions with Affiliates
Schedule 11.2     -        Projections
Schedule 12.1     -        Special Materials

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") is made effective the 9th day of March, 1999, by and between NOBEL LEARNING COMMUNITIES, INC., MERRYHILL SCHOOLS, INC., MERRYHILL SCHOOLS NEVADA, INC., LAKE FOREST PARK MONTESSORI SCHOOL, INC., NEDI, INC., IMAGINE EDUCATIONAL PRODUCTS, INC., NOBEL EDUCATION DYNAMICS FLORIDA, INC., and NOBEL LEARNING SOLUTIONS, LLC. (jointly and severally, together with all other Subsidiaries of any Borrower from time to time becoming a party hereto, the "Borrower" or the "Borrowers") and SUMMIT BANK, in its capacity as Agent ("Agent") and the financial institutions listed on Schedule A attached hereto (as such Schedule may be amended, modified or replaced from time to time), in their capacity as Lenders (each a "Lender" and collectively the "Lenders").

                                   BACKGROUND

      A. Summit Bank (by its predecessor, First Valley Bank) and certain of the Borrowers previously entered in that certain Loan and Security Agreement dated August 30, 1995 (as amended as described below, the "Prior Loan Agreement").

      B. The Prior Loan Agreement was amended by those certain amendments dated September 1, 1995, April 4, 1996, July 23, 1996, November 1, 1996, March 20,
1997, May 5, 1997, December 22, 1997, April, 1998 and June 30, 1998.

      C. Pursuant to that certain Assignment Agreement dated March 9, 1999 between Summit Bank and Agent, Summit Bank assigned to Agent all of Summit Bank's right, title and interest in and to the Prior Loan Agreement, all documents in connection therewith and all collateral therefor.

      D. Borrowers and Lenders desire to amend and restate the Prior Loan Agreement and the credit facilities extended thereunder in accordance with the terms and conditions hereof.

      NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrowers by Lenders, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

      1.1 "Accounting Terms". As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

      1.2 "Acquisition Credit Facility" shall have the meaning provided for such term in Section 3.3(a) below.

      1.3 "Acquisition Credit Facility Advance Period" shall have the meaning provided for such term in Section 3.3(a) below.

      1.4 "Acquisition Credit Facility Notes" shall have the meaning provided for such term in Section 3.3(a) below.

      1.5 "Acquisition Credit Facility Term Loan" shall mean, at any time, that portion of the outstanding principal balance of the Acquisition Credit Facility which is being termed out in accordance with the terms of this Agreement.

      1.6 "Adjusted Debt" means, at any time, the (a) Total Funded Indebtedness of Borrowers, minus (b) outstanding principal amount of the Subordinated Indebtedness.

      1.7 "Affiliate", as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

      1.8 "Agent" shall have the meaning provided for such term in the first paragraph of this Agreement.

      1.9 "Base Rate" means the greater of the (a) floating rate of interest that is designated from time to time by Summit Bank or its successor or survivor in the event of a bank merger as its Base Rate, or (b) Federal Funds Rate, plus 1/2%. The Base Rate of Summit Bank is used merely as a pricing index and is not and should not be deemed to represent the lowest or best rate available to a borrower.

      1.10 "Borrower" and "Borrowers" shall have the meaning provided for such term in the first paragraph of this Agreement.

      1.11 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized by law to close.

      1.12 "Capital Expenditures" means any expenditure that would be classified as a capital expenditure on a statement of cash flow of any Borrower prepared in accordance with GAAP.

      1.13 "Capitalized Leases" means all lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the lessee.

      1.14 "Capitalized Lease Obligations" means all amounts payable with respect to a Capitalized Lease.

      1.15 "Collateral" shall have the meaning provided for such term in Section
7.3 below.

      1.16 "Corporation" means a corporation, partnership, limited liability company, trust, unincorporated organization, association or joint stock company.

      1.17 "Defaulting Lender" shall have the meaning provided for such term in
Section 4.6 below.

      1.18 "EBITDA" means, for any period, combined aggregate earnings of Borrowers for such period (excluding any gains from extraordinary items), plus the aggregate amount deducted in determining such earnings in respect of (a) Interest Expense for such period, (b) income taxes for such period, (c) depreciation for such period, and (d) amortization for such period, all as determined in accordance with GAAP.

      1.19 "Environmental Affiliate" means each Borrower and any other Person for whom such Borrower at any time has any liability (contingent or otherwise) with respect to any claims arising out of the failure of such Borrower or such Person to comply with all applicable Environmental Requirements.

      1.20 "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.

      1.21 "Environmental Consultants" shall have the meaning provided for such term in Section 12.6 below.

      1.22 "Environmental Requirements" means any and all applicable federal, state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (a) pollution or protection of the environment and natural resources, (b) exposure of employees or other persons to Special Materials, (c) protection of the public health and welfare from the effects of Special Materials and their products, by-products, wastes, emissions, discharges or releases, and (d) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

      1.23 "ERISA" shall have the meaning provided for such term in Section 8.16 below.

      1.24 "Event of Default" means each of the events specified in Section 15.1 below.

      1.25 "Excess Cash Flow" means the positive amount, if any, remaining after subtracting Borrowers' Fixed Charges from Borrowers' EBITDA.

      1.26 "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Summit Bank on such transactions as determined by the Agent.

      1.27 "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) EBITDA, plus Borrowers' aggregate annual rent expense to (b) Fixed Charges, all as determined in accordance with GAAP.

      1.28 "Fixed Charges" means, for any period, the sum of Borrowers' current maturities of long term indebtedness, plus cash taxes actually paid by Borrowers, plus rent expense paid by Borrowers, plus cash dividends and other payments made by Borrowers to holders of equity interests in Borrowers as permitted under this Agreement, plus Interest Expense (excluding interest charges in respect of original issue discount charges and similar accounting interest charges, until actual payment of such sums), plus non financed Capital Expenditures.

      1.29 "Floating Rate" shall mean a definite and certain but variable per annum rate of interest equal to the Base Rate in effect from time to time (such rate to change immediately upon any change in the Base Rate), plus the applicable Floating Rate Margin.

      1.30 "Floating Rate Margin" shall mean (a) during the period from the date hereof through and including March 31, 1999 (the "Initial Period"), twenty-five
(25) basis points, and (b) during the period commencing April 1, 1999 and thereafter (the "Subsequent Period"), one of the following margins determined based on the ratio of Borrowers' Total Funded Indebtedness to EBITDA from time to time:

      Ratio of Total Funded Indebtedness                   Floating Rate
                  to EBITDA                                   Margin
      ----------------------------------                   -------------
      greater than=3.75 to 1.0                             75 Basis points

      greater than=3.25 to 1.0, but less than 3.75         25 basis points

      greater than=2.25 to 1.0, but less than 3.25         0 basis points

      greater than=1.75 to 1.0, but less than 2.25         -25 basis points

      less than 1.75                                       -50 basis points

            The Floating Rate Margin during the Subsequent Period shall be determined on a quarterly basis upon the receipt, review and approval by Agent of Borrowers' financial statements for such quarter, which financial statements shall include, inter alia, a calculation of Borrowers' Total Funded Indebtedness to EBITDA as of the end of such quarter. Any change in the Floating Rate Margin shall be effective on the date of receipt of the foregoing financial statements. If Borrowers fail to deliver to Agent the foregoing financial statements, the Floating Rate Margin shall be highest margin set forth above.

      1.31 "Floating Rate Notification" shall mean a written notice in the form of Exhibit "A" attached hereto (which may be executed and delivered by Nobel Communities, Inc. on behalf of all Borrowers) requesting a conversion to the Floating Rate, which must be provided to Agent on a Business Day which is at least two (2) Business Days prior to the date on which such rate is requested to take effect, specifying:

            (a) the principal amount which is to accrue interest at such rate;
and

            (b) the date on which such rate is to take effect.

      1.32 "GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

      1.33 "Good Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania and London, England are authorized by law to close.

      1.34 "Indebtedness", as applied to a Person, means:

            (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

            (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

            (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

      1.35 "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA to (b) Interest Expense.

      1.36 "Interest Expense" means, for any period, the amount of interest paid on Indebtedness by Borrowers for such period, determined in accordance with GAAP.

      1.37 "Issuing Bank" means Summit Bank, in its capacity as an issuer of letters of credit under this Agreement.

      1.38 "Lender Indebtedness" shall mean all obligations and Indebtedness of each Borrower to Agent or any Lender, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse Agent or any Lender for payments made by such party pursuant to any letter of credit issued for the account or benefit of any Borrower, all other obligations or undertakings now or hereafter made by or for the benefit of any Borrower to or for the benefit of Agent or any Lender under any other agreement, promissory note or undertaking now existing or hereafter entered into by any Borrower with Agent or any Lender, including, without limitation, all obligations of any Borrower to Agent or any Lender under any guaranty or surety agreement and all obligations of any Borrower to immediately pay to Agent or any Lender the amount of any overdraft on any deposit account maintained with Agent or any Lender, together with all interest and other sums payable in connection with any of the foregoing.

      1.39 "Lenders" shall have the meaning provided for such term in the first paragraph of this Agreement.

      1.40 "Leverage Ratio" means the ratio of (a) Adjusted Debt to (b) EBITDA.

      1.41 "Libor Rate" shall mean for any proposed or existing portion of Working Capital Credit Facility A or the Acquisition Credit Facility, the sum of
(a) that rate of interest for the applicable Rate Period which is determined by Agent to be the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (i) the rate of interest estimated in good faith by Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in United States dollars offered to major money center banks in the London interbank marked at approximately 11:00 a.m., London time, two (2) Good Business Days prior to the first day of such Rate Period in amounts comparable to such portion (or, if there are no such comparable amounts actively traded, the smallest amounts actively traded) and have maturities comparable to such Rate Period, by (ii) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage for such day, plus (b) the LIBOR Rate Margin.

      1.42 "LIBOR Rate Margin" shall mean (a) during the Initial Period, two hundred twenty-five (225) basis points, and (b) during the Subsequent Period, one of the following margins determined based on the ratio of Borrowers' Total Funded Indebtedness to EBITDA from time to time:

      Ratio of Total Funded Indebtedness                    LIBOR Rate
                  to EBITDA                                   Margin
      ----------------------------------                  -------------
      greater than=3.75 to 1.0                            275 basis points

      greater than=3.25 to 1.0, but less than 3.75        225 basis points

      greater than=2.25 to 1.0, but less than 3.25        175 basis points

      greater than=1.75 to 1.0, but less than 2.25        150 basis points

      less than 1.75 to 1.0                               125 basis points

            The LIBOR Rate Margin during the Subsequent Period shall be determined on a quarterly basis upon the receipt, review and approval by Agent of Borrowers' financial statements for such quarter, which financial statements shall include, inter alia, a calculation of Borrowers' Total Funded Indebtedness to EBITDA as of the end of such quarter. Any change in the LIBOR Rate Margin shall be effective on the date of receipt of the foregoing financial statements. If Borrowers fail to deliver to Agent the foregoing financial statements, the LIBOR Rate Margin shall be highest margin set forth above.

      1.43 "Libor Rate Notification" shall mean an irrevocable written notice in the form of Exhibit "A" attached hereto (which may be executed and delivered by Nobel Learning Communities, Inc. on behalf of all Borrowers) requesting the LIBOR Rate, which must be provided to Agent prior to 12:00 noon Philadelphia time on a Business Day which is at least three (3) Good Business Days prior to the date on which such rate is requested to take effect, specifying:

            (a) the principal amount which is to accrue interest at such rate;

            (b) the date on which such rate is to take effect and the Rate Period; and

            (c) whether such principal amount is a new advance, a conversion from another interest rate or a renewal of another interest rate.

      1.44 "Libor Rate Reserve Percentage" for any day shall mean the percentage (rounded upward to the nearest 1/100 of 1%), as determined in good faith by Agent (which determination shall be conclusive) as representing for such day the maximum effective reserve requirement (including without limitation supplemental, marginal and emergency requirements) for member banks of the federal reserve system with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of any maturity. Each LIBOR Rate shall be adjusted automatically as of the effective date of any change in the LIBOR Rate Reserve Percentage.

      1.45 "Loan Account" shall have the meaning provided for such term in
Section 6.14 below.

      1.46 "Loan Documents" means this Agreement, the Notes, and all other documents, executed or delivered by any Borrower pursuant to this Agreement, as they may be amended from time to time.

      1.47 "Loans" shall have the meaning provided for such term in Section 3.5 below.

      1.48 "Mortgaged Properties" shall have the meaning provided for such term in Section 7.2 below.

      1.49 "Notes" shall have the meaning provided for such term in Section 3.5 below.

      1.50 "Participations" shall have the meaning provided for such term in
Section 16.21 below.

      1.51 "Participants" shall have the meaning provided for such term in
Section 16.21 below.

      1.52 "PBGC" shall have the meaning provided for such term in Section 8.16 below.

      1.53 "Permitted Acquisitions" shall mean an acquisition by any Borrower in which the purchase price for the entity or assets (personal or real) being acquired is less than Two Million Five Hundred Thousand Dollars ($2,500,000.00), and with respect to which Borrowers shall have given Agent prior written notice of such acquisition, containing such detail as Agent may reasonably require, and such other acquisitions which have otherwise been consented to by Agent.

      1.54 "Permitted Purchase" means each of the following:

            (a) a purchase by Nobel Learning Communities, Inc. of its own stock after December 1, 1998 and prior to June 30, 1999, in an aggregate amount not to exceed One Million Dollars ($1,000,000.00);

            (b) a purchase by Nobel Learning Communities, Inc. of stock of Nobel Education Dynamics Florida, Inc. pursuant to the Joint Venture Agreement dated as of January 6, 1997 among Sagemont Corp., Renee Goldman, Richard Goldman, Libo Fineberg, Brent Goldman and KQC Investors, LLC and Nobel Learning Communities, Inc; and

            (c) a purchase by Nobel Learning Communities, Inc. of equity interests in Nobel Learning Solutions, L.L.C. pursuant to the Agreement of Operation of Nobel Learning Solutions, L.L.C. dated August 14, 1998 by and between Developmental Resource Center, Inc. and Nobel Learning Communities, Inc.; provided that (i) except in the case of clause (a), Borrower shall have provided Agent with not less than ninety (90) days prior written notice of such purchase, and (ii) in each case, no Event of Default or event which with the giving of notice or the passage of time or both would result in an Event of Default shall have occurred and be continuing and such purchase would not cause an Event of Default or an event which with the giving of notice or the passage of time or both would result in an Event of Default.

      1.55 "Person" means an individual, a Corporation or a government or any agency or subdivision thereof, or any other entity.

      1.56 "Plan" shall have the meaning provided for such term in Section 8.16 below.

      1.57 "Prepayment Event" shall have the meaning provided for such term in
Section 6.7(a) below.

      1.58 "Prepayment Event Notice" shall have the meaning provided for such term in Section 6.7(a) below.

      1.59 "Prepayment Fee" shall have the meaning provided for such term in
Section 6.7(c) below.

      1.60 "Prior Loan Agreement" shall have the meaning provided for such term in Recital A of this Agreement.

      1.61 "Prior Loan Documents" shall have the meaning provided therefor in
Section 2.1 below.

      1.62 "Pro Rata Percentages" means, as to each Lender, the percentage set forth next to such Lender's name on Schedule A hereto.

      1.63 "Pro Rata Share" means, as to each Lender, the amount set forth next to such Lender's name on Schedule A hereto with respect to each Loan.

      1.64 "Rate Period" shall mean, for any portion of Working Capital Credit Facility A or the Acquisition Credit Facility for which the Borrowers elects the LIBOR Rate, the period of time for which such rate shall apply to such principal portions.

      1.65 "Real Property" shall have the meaning provided for such term in
Section 12.2 below.

      1.66 "Reimbursement Amount" shall have the meaning provided for such term in Section 6.15(c) below.

      1.67 "Required Lenders" means, at any time, Lenders holding Pro Rata Percentages aggregating at least 66-2/3% of the total Pro Rata Percentages at such time.

      1.68 "Settlement Date" shall have the meaning provided for such term in
Section 4.2 below.

      1.69 "Similar Business" means a business whose revenues are derived from educational or child care activities, or whose revenues are derived from the licensing of the name of any Borrower, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

      1.70 "Special Materials" means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended or any similar state or local law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polycholorinated biphenyls, radon, urea formaldehyde and lead-containing materials.

      1.71 "Subordinated Indebtedness" means Indebtedness of the Borrowers, or any of them, (a) described on Schedule 1.71 attached hereto, (b) owed to any seller in connection with a Permitted Acquisition and (c) incurred in connection with a Permitted Purchase described in Section 1.54(b)and (c) above, or any renewal, refinance or other replacement of such Indebtedness, which Indebtedness must at all times be fully subordinated to all Lender Indebtedness (i) on current terms between the holders of such Indebtedness and Agent with respect to any such Indebtedness existing as of the date hereof, (ii) in accordance with the terms and conditions of the form of Subordinated Note attached hereto as Schedule B, with respect to Indebtedness incurred in connection with a Permitted Acquisition, (iii) in accordance with the terms and conditions of the form of Subordinated Note previously issued by Nobel Learning Communities, Inc. to its minority partners with respect to Indebtedness incurred in connection with a Permitted Purchase, or (iv) as otherwise approved by Agent.

      1.72 "Subsidiary" means a Corporation (a) which is organized under the laws of the United States or any State thereof, or any other county or jurisdiction, (b) which conducts substantially all of its business and has substantially all of its assets within the United States, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by any Borrower or one or more of its Subsidiaries.

      1.73 "Supplemental Agreement" shall have the meaning provided for such term in Section 3.9 below.

      1.74 "Term Loan" shall have the meaning provided for such term in Section
3.4 below.

      1.75 "Term Notes" shall have the meaning provided for such term in Section
3.4 below.

      1.76 "Total Funded Indebtedness" shall mean, as to any Borrower: (a) Indebtedness created, issued or incurred by such Borrower for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations of such Borrower to pay the deferred purchase or acquisition price of property or services; (c) such Indebtedness or other obligations of others secured by a lien on any assets of such Borrower, whether or not the respective Indebtedness or other obligations so secured has been assumed by such Borrower; (d) obligations of such Borrower in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Borrower; (e) Capitalized Lease Obligations of such Borrower; and (f) all obligations in connection with the Subordinated Indebtedness.

      1.77 "U. S. Treasury Based Rate" means the average of the asking yields of United States Treasury Notes and Bonds maturing in the calendar month which is five (5) years from the month in which the such rate is to become effective, rounded up to the nearest one-eighth of one percent (0.125%), as published in THE WALL STREET JOURNAL under the heading "Treasury Bonds, Notes, and Bills." If no asking yield is published for the month (the "Unpublished Month") which is five (5) years from the month in which such rate is to become effective, then the average of the asking yields on United States Treasury Notes and Bonds maturing in the months preceding and succeeding the Unpublished Month, rounded up to the nearest one-eighth of one percent (0.125%), shall be used to determine the U.S. Treasury Based Rate. If more than one asking yield is published for the month, then the average of the asking yields on United States Treasury Notes and Bonds maturing during that month, rounded up to the nearest one-eighth of one percent (0.125%), shall be used to determine the U.S. Treasury Based Rate. All computations of interest shall be based upon the actual number of days elapsed in a year consisting of 360 days.

      1.78 "Working Capital Contract Period" shall have the meaning provided for such term in Section 3.1(a) below.

      1.79 "Working Capital Credit Facility A" shall have the meaning provided for such term in Section 3.1(a) below.

      1.80 "Working Capital Credit Facility B" shall have the meaning provided for such term in Section 3.2(a) below.

      1.81 "Working Capital Credit Facility A Notes" shall have the meaning provided for such term in Section 3.1(a) below.

      1.82 "Working Capital Credit Facility B Notes" shall have the meaning provided for such term in Section 3.2(a) below.

      1.83 "Working Capital Credit Facilities" shall have the meaning provided for such term in Section 3.5 below.

2.    PRIOR LOAN DOCUMENTS. Borrowers acknowledge and agree that:

      2.1 Force and Effect. The Prior Loan Agreement and all documents in connection therewith (collectively, the "Prior Loan Documents") are valid, binding and in full force and affect as of the date hereof.

      2.2 No Release. Neither this Agreement, the Loan Documents, nor any other document in connection therewith shall be deemed or construed to be a compromise, satisfaction, novation or release of any of the Prior Loan Documents or any rights or obligations thereunder, nor shall the credit facilities under this Agreement be deemed to be a repayment of any of the Indebtedness evidenced thereby. The credit facilities under this Agreement are being extended to recast, in accordance with the terms and conditions of this Agreement, the Indebtedness evidenced by the Prior Loan Documents.

      2.3 Ratification and Confirmation. All liens, security interests, rights and remedies granted to Summit Bank under the Prior Loan Documents are hereby ratified, confirmed and continued in favor of Agent for the pro rata benefit of Lenders and shall secure the performance by Borrowers of their obligations under this Agreement and all of the other Loan Documents.

      2.4 No Setoff. Borrowers have no defense, setoff, counterclaim or challenge against the payment of any sums owing under the Prior Loan Documents or the enforcement of any of the terms and conditions thereof.

3.    THE CREDIT FACILITIES; USE OF PROCEEDS.

      3.1   Working Capital Credit Facility A.

            (a) Each Lender will establish for Borrowers for and during the period from the date hereof and until March 9, 2002 (the "Working Capital Contract Period"), subject to the terms and conditions hereof, a revolving working capital credit facility, pursuant to which Lenders will from time to time in accordance with their respective Pro Rata Percentage, severally and not jointly, make advances to Borrowers in an aggregate amount not exceeding at any time Seven Million Dollars ($7,000,000.00) ("Working Capital Credit Facility A"). Within the limitations set forth in this Agreement, Borrowers may borrow, repay and reborrow under Working Capital Credit Facility A. Working Capital Credit Facility A shall be subject to all of the terms and conditions set forth in the Loan Documents, which terms and conditions are incorporated herein. Borrowers' obligation to repay the loans and other extensions of credit under Working Capital Credit Facility A shall be evidenced by Borrowers' promissory notes delivered to each Lender, which shall be in the respective principal amounts of each Lenders' Pro Rata Share of Working Capital Credit Facility A and which shall be in the form attached hereto as Exhibit "B" (collectively, the "Working Capital Credit Facility A Notes").

            (b) Subject to the terms and conditions of this Agreement, each Lender agrees to lend to Borrowers the amount equal to such Lender's respective Pro Rata Percentage of each advance requested by Borrowers under Working Capital Credit Facility A. The outstanding amount of the advances by each Lender shall not exceed such Lender's Pro Rata Share of Working Capital Credit Facility A (as such amount may change from time to time in accordance with the terms of this Agreement).

      3.2   Working Capital Credit Facility B.

            (a) Each Lender will establish for Borrowers for and during the Working Capital Contract Period, subject to the terms and conditions hereof, a revolving working capital credit facility, pursuant to which Lenders will from time to time in accordance with their respective Pro Rata Percentage, severally and not jointly, make advances to Borrowers in an aggregate amount not exceeding at any time Three Million Dollars ($3,000,000.00) ("Working Capital Credit Facility B"). Within the limitations set forth in this Agreement, Borrowers may borrow, repay and reborrow under Working Capital Credit Facility B. Working Capital Credit Facility B shall be subject to all of the terms and conditions set forth in the Loan Documents, which terms and conditions are incorporated herein. Borrowers' obligation to repay the loans and other extensions of credit under Working Capital Credit Facility B shall be evidenced by Borrowers' promissory notes delivered to each Lender, which shall be in the respective principal amounts of each Lenders' Pro Rata Share of Working Capital Credit Facility B and which shall be in the form attached hereto as Exhibit "C" (collectively, the "Working Capital Credit Facility B Notes").

            (b) Subject to the terms and conditions of this Agreement, each Lender agrees to lend to Borrowers the amount equal to such Lender's respective Pro Rata Percentage of each advance requested by Borrowers under Working Capital Credit Facility B. The outstanding amount of the advances by each Lender shall not exceed such Lender's Pro Rata Share of Working Capital Credit Facility B (as such amount may change from time to time in accordance with the terms of this Agreement).

      3.3   Acquisition Credit Facility.

            (a) Each Lender shall establish for Borrowers for and during the date hereof and until March 9, 2001 ("Acquisition Credit Facility Advance Period"), subject to the terms and conditions hereof, a revolving acquisition credit facility, pursuant to which Lenders will from time to time in accordance with their respective Pro Rata Percentage, severally and not jointly, make advances to Borrowers in an aggregate amount not exceeding at any time Fifteen Million Dollars ($15,000,000.00) (the "Acquisition Credit Facility"). Within the limitations set forth in this Agreement, Borrowers may borrow, repay and reborrow under the Acquisition Credit Facility. The Acquisition Credit Facility shall be subject to all the terms and conditions set forth in the Loan Documents, which terms and conditions are incorporated herein. Borrowers' obligation to repay the loans and other extensions of credit under the Acquisition Credit Facility shall be evidenced by Borrowers' promissory notes delivered to each Lender, which shall be in the respective principal amounts of each Lenders' Pro Rata Share of the Acquisition Credit Facility and which shall be in the form attached hereto as Exhibit "D" (collectively, the "Acquisition Credit Facility Notes").

            (b) Subject to the terms and conditions of this Agreement, each Lender agrees to lend to Borrowers the amount equal to such Lender's respective Pro Rata Percentage of each advance requested by Borrowers under the Acquisition Credit Facility. The outstanding amount of advances by each Lender shall not exceed such Lenders' Pro Rata Share of the Acquisition Credit Facility (as such amount may change from time to time in accordance with the terms of this Agreement).

            (c) On March 9, 2000, Borrowers may, by written notice to Agent not less than thirty (30) days prior to such date, elect to convert the then outstanding principal balance under the Acquisition Credit Facility to an Acquisition Credit Facility Term Loan. If Borrowers elect an Acquisition Credit Facility Term Loan, the amount available to be borrowed under the Acquisition Credit Facility during the balance of the Acquisition Credit Facility Advance Period shall be permanently reduced by an amount equal to such Acquisition Credit Facility Term Loan. On March 9, 2001, all sums outstanding under the Acquisition Credit Facility which have not previously been converted to an Acquisition Credit Facility Term Loan shall, on such date, be converted to an Acquisition Credit Facility Term Loan and, thereafter, no further advances shall be permitted under the Acquisition Credit Facility.

      3.4 Term Loan. On even date herewith, a portion of the existing revolving credit facility extended under the Prior Loan Agreement in an amount equal to Ten Million Dollars ($10,000,000.00) shall be converted to a term loan (the "Term Loan"), which shall be deemed to be funded by Lenders, severally and not jointly, in accordance with their respective Pro Rata Percentage. Borrowers' obligation to repay the Term Loan shall be evidenced by Borrowers' promissory notes delivered to each Lender, which shall be in the respective principal amounts of each Lenders' Pro Rata Share of the Term Loan and which shall be in the form attached hereto as Exhibit "E" (collectively, the "Term Notes").

      3.5 Notes; Loans. Hereafter, each of the Working Capital Credit Facility A Notes, the Working Capital Credit Facility B Notes, the Acquisition Credit Facility Notes and the Term Notes may be referred to collectively as the "Notes"; Working Capital Credit Facility A and Working Capital Credit Facility B may be referred to collectively as the "Working Capital Credit Facilities"; and the Working Capital Credit Facilities, the Acquisition Credit Facility and the Term Loan may be referred to collectively as the "Loans."

      3.6 Use of Proceeds. Borrowers agree to use advances under the (a) Working Capital Credit Facilities for general corporate purposes, (b) Acquisition Credit Facility to fund Permitted Acquisitions and (c) Term Loan to term out a portion of the existing revolving credit facility extended under the Prior Loan Agreement.

      3.7 Method of Advances. On any Business Day, Borrowers may request an advance under the Working Capital Credit Facilities or, during the Acquisition Credit Facility Advance Period, the Acquisition Credit Facility, by delivering to the bank officer designated by Agent no later than 11:00 a.m. Philadelphia time on the Business Day such advance is requested to be funded, a Borrowing Request in the form of Exhibit "F" attached hereto and such other documentation as Agent may from time to time require. Subject to the terms and conditions of this Agreement, Agent may make the proceeds of an advance available to Borrowers by crediting such proceeds to any Borrower's deposit account with Agent or by advancing such proceeds to such Persons as Borrowers shall designate. Each such request for an advance executed and delivered by Nobel Learning Communities, Inc. shall be conclusively presumed to be made by all Borrowers and by a person authorized by Borrowers to do so. However, Agent may require that specified officers of Borrowers confirm each such request in writing.

      3.8   Letters of Credit.

            (a) Issuing Bank may issue for the account of Borrowers under Working Capital Credit Facility A commercial, documentary, automatically renewable or standby letters of credit in form and content satisfactory to Issuing Bank, at its sole discretion, with a term not to exceed the earlier to occur of (i) twenty-four (24) months, or (ii) the expiration date of Working Capital Contract Period. Notwithstanding the foregoing, at no time shall the (x) aggregate face amount of all outstanding letters of credit issued under Working Capital Credit Facility A exceed the amount of Two Million Dollars ($2,000,000.00); and (y) principal balance of Working Capital Credit Facility A, plus the aggregate face amount of all outstanding letters of credit issued under Working Capital Credit Facility A exceed the amount of the loans and extensions of credit then available to Borrowers under Working Capital Credit Facility A pursuant to Section 3.1 above.

            (b) Borrowers will execute a letter of credit application and letter of credit agreement, and such other documents as may be required by Issuing Bank, consistent with the terms and conditions of this Agreement, in connection with the issuance of letters of credit hereunder. The outstanding face amount of all letters of credit issued by Issuing Bank pursuant hereto will reduce Borrowers' ability to borrow under Working Capital Credit Facility A as if such face amount were an advance under Working Capital Credit Facility A. In the event that Issuing Bank pays any sums due pursuant to such letters of credit for any reason, such payment shall be deemed to be an advance under Working Capital Credit Facility A repayable by Borrowers pursuant to the terms hereof.

            (c) In the event that Working Capital Credit Facility A is terminated for any reason or demand is made thereunder, Borrowers will deposit with Agent an amount equal to the face amount of all letters of credit then outstanding which have been issued hereunder, plus all unpaid fees related thereto or to accrue thereunder. Such funds will be held by Agent as cash collateral to secure Borrowers' obligations hereunder.

            (d) Immediately upon the issuance of any letter of credit, Issuing Bank is deemed to have granted to each Lender, and each Lender is deemed to have acquired from Issuing Bank, an undivided participating interest (without recourse to or warranty by Issuing Bank), in accordance with each such Lender's respective Pro Rata Percentage of Working Capital Credit Facility A, in all of Issuing Bank's rights and liabilities with respect to such letter of credit. Each Lender shall be directly and unconditionally obligated without deduction or setoff of any kind, to Issuing Bank, according to such Lender's Pro Rata Percentage of Working Capital Facility A, to reimburse Issuing Bank for draws honored or paid by Issuing Bank at any time (including, without limitation, following commencement of any bankruptcy, reorganization, receivership or dissolution proceeding with respect to Borrowers) under any such letter of credit.

      3.9 Asset Management Account. Contemporaneously with the execution of this Agreement, Agent, Summit Bank and Borrowers will execute that certain Summit Asset Management Account Supplemental Agreement for Line of Credit (the "Supplemental Agreement") in connection with Working Capital Credit Facility B. The terms and conditions of the Supplemental Agreement are incorporated in the Loan Agreement by this reference thereto and the term "Loan Documents" shall hereafter be deemed to include, without limitation, the Supplemental Agreement. In the event of any inconsistencies between the terms and conditions of the Loan Agreement and the Supplemental Agreement, the terms and conditions of the Loan Agreement shall control (except for any inconsistencies with respect to Section
2.3 of the Supplemental Agreement, which shall be controlled by the Supplemental Agreement).

      3.10 Closing. Closing hereunder will take place at the offices of Wolf, Block, Schorr and Solis-Cohen, LLP, 350 Sentry Parkway, Bldg. 640, Blue Bell, PA 19422-0757 effective on the date of this Agreement.

4.    SETTLEMENT AMONG LENDERS.

      4.1 Between Settlement Dates. Between each Settlement Date, Agent shall have the discretion to request that Issuing Bank issue all letters of credit under this Agreement and that Summit Bank make all cash advances under the Loans subject to the Floating Rate, for the account and on behalf of the Lenders, and Summit Bank or Issuing Bank may, in their sole discretion, cause such issuance and/or make such advances. Unless Agent receives written notice from a Lender prior to the date any advance is to be made under this Agreement that such Lender will not make available to Agent such Lender's Pro Rata Share of any such advance, Agent may assume that each Lender will make such amounts available to Agent in immediately available funds in accordance with the terms of this Agreement and, in reliance thereon, Agent may cause such advance to be made to Borrower.

      4.2 Settlement Date. Agent shall make a determination of each Lender's Pro Rata Share of the Loans (by applying each Lender's Pro Rata Percentage to the total outstanding advances thereunder) periodically but not less frequently than once every week on the same day of each week, unless such day is not a Business Day, in which event such determination shall be made the next Business Day (each a "Settlement Date"), which outstanding amount shall be calculated as of the close of the Business Day immediately preceding each respective Settlement Date. A Settlement Date shall occur notwithstanding any intervening Event of Default or other occurrence, event or circumstance, including without limitation the commencement of a bankruptcy or reorganization proceeding. Amounts of principal paid to Agent by Borrowers from time to time shall, between Settlement Dates, be applied first to Summit Bank's Pro Rata Share of the Loans, with each other Lender's respective Pro Rata Share of the Loans to be adjusted on the next Settlement Date. Interest shall accrue and each Lender shall be entitled to receive interest from Borrowers at the applicable rate on the outstanding dollar amount of the Pro Rata Share of the Loans actually funded by such Lender. After each Settlement Date, Agent shall promptly issue to each Lender a settlement schedule containing information with respect to the status of advances under the Loans and the relevant net positions of the Lenders and their outstanding Pro Rata Share of advances under the Loans as of the close of the Business Day preceding such Settlement Date. Each settlement schedule shall show the amount, if any, due from each Lender to Agent (for its own account or on behalf of Summit Bank) or from Agent to each Lender, which amount shall be paid by federal funds, via wire transfer to the party entitled thereto to be received on or before (i) 3:00 P.M. Philadelphia time on the Settlement Date, provided such settlement schedule has been delivered prior to 2:00 P.M. Philadelphia time on the Settlement Date, or (ii) 11:00 A.M. on the next Business Day, if such settlement schedule has been delivered after 2:00 P.M. Philadelphia time on the Settlement Date. The obligations of Lenders under this Section 4.2 are unconditional, not subject to setoff, and irrevocable and may not be terminated at any time.

      4.3 Remittance to Agent. Each Lender is absolutely and unconditionally obligated, without setoff or deduction of any kind, to remit to Agent on each Settlement Date any amount showing to be owing to Agent or Summit Bank by such Lender on the settlement schedule for such date. Agent and/or Summit Bank shall also be entitled to recover any and all actual losses and damages either may incur (including without limitation, reasonable attorneys' fees) from any Lender failing to remit payment on the Settlement Date in accordance with this Agreement. Agent may set off the obligations of any Lender under this paragraph against any distributions or payments of the Lender Indebtedness to which such Lender would otherwise be entitled at any time, or Agent may withhold such distributions or payments of such Lender Indebtedness to which such Lender would otherwise be entitled and make such distributions or payments to Summit Bank in an amount equal to, and as a repayment of, such Lender's Pro Rata Percentage of the advance made by Summit Bank on such Lender's behalf.

      4.4 Alternate Procedures. With respect to all requests for advances under Working Capital Credit Facility A or the Acquisition Credit Facility to accrue interest at the LIBOR Rate Agent shall and, in lieu of the procedure set forth in Section 4.1 above with respect to requests for advances under the Working Capital Credit Facilities or the Acquisition Credit Facility to accrue interest at the Floating Rate Agent may, provide the Lenders with notice that Borrowers have requested a cash advance under the Working Capital Credit Facilities or the Acquisition Credit Facility (whether subject to the Floating Rate or the LIBOR
Rate), on the same Business Day as such request, and request each Lender to provide Agent with such Lender's Pro Rata Percentage of such requested cash advance prior to Agent's making such cash advance. Upon receipt of such notice from Agent prior to 2:00 P.M., Philadelphia time, on the date the cash advance is requested, each Lender shall remit to Agent such Lender's respective Pro Rata Percentage of such requested cash advance, prior to 3:00 P.M. Philadelphia time on the Business Day Agent is scheduled to make such cash advance. Neither Agent nor any other Lender shall be obligated, for any reason whatsoever, to remit the share of any other Lender. Agent shall not be required to make the full amount of the requested cash advance unless and until it receives funds representing each other Lender's Pro Rata Percentage of such requested cash advance, but Agent shall remit to Borrowers that portion of the requested cash advance equal to the Pro Rata Percentages of such requested cash advance which it has received from the Lenders.

      4.5 Failure to Advance. If Agent does not receive each other Lender's Pro Rata Percentage of such requested cash advance, and Agent elects, in its sole discretion, without any obligation at any time to do so, to make the requested cash advance on behalf of Lenders or any of them, Agent shall be entitled to receive each Lender's Pro Rata Percentage of each cash advance, together with interest at a per annum rate equal to the applicable interest rate set forth in
Article 5 below for the applicable Loan for such advance, during the period commencing on the date such cash advance is made and ending on (but excluding) the date Agent recovers such amount. Each Lender is absolutely and unconditionally obligated, without deduction or setoff of any kind, to forward to Agent its Pro Rata Percentage of each cash advance made pursuant to the terms of this Agreement. To the extent Agent is not reimbursed by such Lender, Borrowers shall repay Agent immediately on demand, such amount. Agent shall also be entitled to recover any and all actual losses and damages (including, without limitation, reasonable attorneys' fees) from any Lender failing to remit upon demand of Agent. Agent may set off the obligations of a Lender under this paragraph against any distributions or payments of the Lender Indebtedness which Agent would otherwise make available to such Lender at any time. Notwithstanding the foregoing, Agent shall have no duty or obligation at any time for any reason to make any advance on behalf of any Lender.

         4.6 Defaulting Lender. To the extent and during the time period in which any Lender fails to provide or delays providing its respective payment to Agent pursuant to the terms of this Agreement (any such Lender being referred to, during such period, as a "Defaulting Lender"), such Lender's percentage of all payments of the Lender Indebtedness (but not its Pro Rata Percentage of future advances required to be funded by such Lender) shall decrease to reflect the actual percentage which its actual outstanding advances under the Loans bears to the total outstanding advances under the Loans of all Lenders. In addition, notwithstanding any definition or other provision of this Agreement to the contrary, during any period in which a Lender is a Defaulting Lender, all calculations for voting purposes among the Lenders shall be made as if the Defaulting Lender were not a Lender and not a party to this Agreement.

5.    INTEREST RATES.

      5.1 Working Capital Credit Facility A. Interest on the unpaid principal balance of Working Capital Credit Facility A will accrue at one of the two (2) interest rate options set forth below, subject to the restrictions and in accordance with the procedures set forth in this Agreement:

            (a) LIBOR Rate; or

            (b) Floating Rate.

      5.2 Working Capital Credit Facility B. Interest on the unpaid principal balance of Working Capital Credit Facility B will accrue at the Floating Rate.

      5.3   Acquisition Credit Facility.

            (a) During the Acquisition Credit Facility Advance Period and subject to Section 5.3(b) below, interest on the unpaid principal balance of the Acquisition Credit Facility will accrue at one of the two (2) interest rate options set forth below, subject to the restrictions and in accordance with the procedures set forth in this agreement:

                  (i)   LIBOR Rate; or

                  (ii)  Floating Rate.

            (b) Upon the expiration of the Acquisition Credit Facility Advance Period, and earlier with respect to any Acquisition Credit Facility Term Loan selected by Borrowers prior to the expiration of the Acquisition Credit Facility Advance Period in accordance with Section 3.3(c) above, interest on the unpaid principal balance of any Acquisition Credit Facility Term Loan will accrue at the U.S. Treasury Based Rate, plus a spread to be determined and mutually agreed upon by Borrower and Agent. If Borrower and Agent fail to mutually agree upon such spread, interest will accrue on the Acquisition Credit Facility Term Loans at the Floating Rate until such spread is agreed upon.

      5.4 Term Loan. Interest on the unpaid principal balance of the Term Loan will accrue at a fixed per annum rate equal to 7.5%.

      5.5 Request for LIBOR Rate. If the Borrowers desire that all or part of the outstanding principal balance under Working Capital Credit Facility A or, during the Acquisition Credit Facility Advance Period, the Acquisition Credit Facility, accrue interest at the LIBOR Rate, Borrowers shall give Agent a LIBOR Rate Notification. Upon delivery by Borrowers to Agent of a LIBOR Rate Notification, that portion of the principal balance outstanding under Working Capital Credit Facility A or, during the Acquisition Credit Facility Advance Period, the Acquisition Credit Facility, identified in such LIBOR Rate Notification shall accrue interest at the LIBOR Rate as follows: (a) with respect to the principal amount of any new advance under Working Capital Credit Facility A and the Acquisition Credit Facility, from the date of such advance until the end of the Rate Period specified in such LIBOR Rate Notification; and/or (b) with respect to all or any portion outstanding and accruing interest at another LIBOR Rate at the time of the LIBOR Rate Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the end of the Rate Period specified in such LIBOR Rate Notification; and/or (c) with respect to all or any portion of the principal amount outstanding and accruing interest at the Floating Rate at the time of the LIBOR Rate Notification related to such principal amount, from the date set forth in such LIBOR Rate Notification until the end of the Rate Period specified in such LIBOR Rate Notification.

      5.6 Certain Provisions Regarding LIBOR Rates. Borrowers understand and agree that: (a) subject to the provisions of this Agreement, the LIBOR Rate may apply simultaneously to different portions of the outstanding principal of Working Capital Credit Facility A and the Acquisition Credit Facility; (b) the LIBOR Rate may apply simultaneously to various portions of the outstanding principal of Working Capital Credit Facility A and the Acquisition Credit Facility for various Rate Periods; (c) the Rate Periods for the LIBOR Rate shall be either one (1), two (2) or three (3) months; (d) the LIBOR Rate applicable to any portion of the outstanding principal of Working Capital Credit Facility A and the Acquisition Credit Facility may be different from the LIBOR Rate applicable to any other portion of the outstanding principal of Working Capital Credit Facility A and the Acquisition Credit Facility; and (e) individual portions of Working Capital Credit Facility A and the Acquisition Credit Facility accruing interest at the LIBOR Rate must be in amounts of at least Two Hundred Fifty Thousand Dollars ($250,000.00) each.

      5.7 Floating Rate Fall Back. After expiration of any Rate Period, any principal portion of Working Capital Credit Facility A and the Acquisition Credit Facility corresponding to such Rate Period which has not been converted or renewed in accordance with the terms of this Agreement shall accrue interest automatically at the Floating Rate from the date of expiration of such Rate Period until paid in full, unless and until Borrowers request another interest rate in accordance with the terms of this Agreement.

      5.8 LIBOR Rate Borrowings. No more than eight (8) separate borrowings in the aggregate accruing interest at the LIBOR Rate may be outstanding at any one time.

      5.9 Default Rate. Upon the occurrence and during the continuance of an Event of Default, at the option of Agent after ten (10) days notice to Borrowers, interest will accrue on the outstanding principal balance of the Loans at a per annum rate which is two percent (2%) in excess of the highest rate in effect for the Loans, respectively, at the time the Event of Default occurs. During the continuance of any Event of Default, Borrowers shall no longer have the ability to elect interest rate options. Borrowers acknowledge that (a) the foregoing default rate of interest is a material inducement to Lenders to make advances and extensions of credit to Borrowers; (b) Lenders would not have made advances and extensions of credit to Borrowers in the absence of the agreement of the Borrowers to pay such default rate; (c) such default rate represents compensation for increased risk to Lenders that the Lender Indebtedness will not be repaid; and (d) such default rate is not a penalty and represents a reasonable estimate of (i) the cost to Lenders in allocating their resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the sums due from Borrowers; and
(ii) compensation to Lenders for losses that are difficult to ascertain.

      5.10 Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable default rate set forth above until paid.

      5.11 Calculation. Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

      5.12 Limitation of Interest to Maximum Lawful Rate. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrowers. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Agent may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Agent. Any such crediting or refunding will not cure or waive any default by Borrowers. Borrowers agree, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

      5.13 LIBOR Unlawful for a Lender. In the event that, as a result of any changes in applicable law or regulation or the interpretation thereof, it becomes unlawful for a Lender to maintain or fund any advance under the LIBOR Rate, then such Lender shall immediately notify Agent who shall immediately notify the other Lenders and Borrowers thereof and such Lender's obligations to make, convert to, or maintain any advance at the LIBOR Rate shall be suspended until such time as such Lender may again cause the LIBOR Rate to be applicable and, until such time, such Lender's share of advances subject to the LIBOR Rate shall accrue interest at the Floating Rate. Promptly after becoming aware that it is no longer unlawful for such Lender to maintain or fund advances at the LIBOR Rate, such Lender shall notify Agent who will notify Borrowers and the other Lenders thereof and such suspension shall cease to exist.

      5.14 LIBOR Rate Unascertainable or Unavailable. If, at any time, Agent shall determine (which determination shall be conclusive) that the LIBOR Rate is unavailable or adequate means for ascertaining the LIBOR Rate do not exist, Agent shall promptly notify Borrowers and Lenders of such determination. Upon such determination, the right of Borrowers to select, maintain and/or convert to the LIBOR Rate shall be suspended until notice from Agent to Borrowers and Lenders that the LIBOR Rate is again available or ascertainable and, until such time, the outstanding balance under Working Capital Credit Facility A and, as applicable, the Acquisition Credit Facility, shall accrue interest at the Floating Rate.

6.    PAYMENTS AND FEES.

      6.1 Interest Payments on the Working Capital Credit Facilities. Borrowers will pay interest on the principal balance of the Working Capital Credit Facilities monthly, on the first day of each calendar month commencing the first day of the first calendar month following the date hereof and on the last day of each Rate Period, as applicable.

      6.2 Principal Payments on the Working Capital Credit Facilities. Borrowers will pay the outstanding principal balance of the Working Capital Credit Facilities, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, ON DEMAND after the occurrence of an Event of Default or after expiration of the Working Capital Contract Period.

      6.3   Principal and Interest Payments on the Acquisition Credit Facility.

            (a) During the Acquisition Credit Facility Advance Period, Borrowers will pay interest on that portion of the principal advanced under the Acquisition Credit Facility which has not previously been converted to an Acquisition Credit Facility Term Loan monthly, on the first day of each calendar month commencing on the first day of the first calendar month following the initial advance thereunder and on the last day of each Rate Period, as applicable.

            (b) Borrowers shall repay the outstanding principal balance of any Acquisition Credit Facility Term Loan selected by Borrowers as of March 9, 2000 in accordance with Section 3.3(c) above, in quarterly installments, each in an amount equal to the amount of such Acquisition Credit Facility Term Loan divided by twenty (20), plus accrued and unpaid interest on such Acquisition Credit Facility Term Loan to the date of such payment at the applicable rate set forth in Section 5.3(b) above. Such quarterly installments shall commence on the first day of the first calendar quarter following Borrowers' election of such Acquisition Credit Facility Term Loan.

            (c) Upon the expiration of the Acquisition Credit Facility Advance Period, Borrowers shall repay the remaining portion of the outstanding principal balance of the Acquisition Credit Facility which has not previously been converted to an Acquisition Credit Facility Term Loan in accordance with Section 3.3(c) above, in quarterly installments each in an amount equal to such remaining portion, divided by sixteen (16), plus accrued and unpaid interest on such Acquisition Credit

Facility Term Loan to the date of such payment at the rate set forth in Section 5.3(b) above. Such quarterly installments shall commence on the first day of the first calendar quarter following the expiration of the Acquisition Credit Facility Advance Period.

            (d) On March 9, 2005, Borrowers shall pay in full the outstanding principal balance of the Acquisition Credit Facility (including, without limitation, any Acquisition Credit Facility Term Loan), together with all accrued and unpaid interest thereon and all other sums due in connection therewith.

      6.4   Principal and Interest Payment on the Term Loan.

            (a) Borrowers shall pay interest on the outstanding principal balance of the Term Loan on the first day of each calendar quarter, commencing on April 1, 1999.

            (b) Borrowers shall pay the outstanding principal balance under the Term Loan in quarterly installments on the first day of each calendar quarter, each in the following amounts:

                Dates                                          Payments
                -----                                          --------
      4/1/2000; 7/1/2000; 10/1/2000; and 1/1/2001             $250,000.00
      4/1/2001; 7/1/2001; 10/1/2001; and 1/1/2002             $562,500.00
      4/1/2002; 7/1/2002; 10/1/2002; and 1/1/2003             $562,500.00
      4/1/2003; 7/1/2003; 10/1/2003; and 1/1/2004             $562,500.00
      4/1/2004; 7/1/2004; and 10/1/2004                       $562,500.00

            (c) On January 1, 2005, Borrowers shall pay in full the outstanding principal balance of the Term Loan, together with all accrued and unpaid interest thereon and all other sums due in connection therewith.

      6.5 Excess Cash Flow Payments. In addition to all other payments required under the Loans, Borrowers shall pay to Agent for the pro rata benefit of Lenders an amount equal to fifty percent (50%) of the Excess Cash Flow for each fiscal year of Borrowers if the Leverage Ratio as of the close of such fiscal year is equal to or greater than 3.0 to 1.0, which amount shall be paid within ninety (90) days after the end of each such fiscal year, commencing with Borrowers' fiscal year ending June 30, 1999. Excess Cash Flow payments shall be applied first to payments due under the Term Loan, then to payments due under any Acquisition Credit Facility Term Loan, all in the inverse order of their maturity, with the balance, if any, applied to such other Lender Indebtedness as determined by Agent. Together with each such Excess Cash Flow payment, Borrowers shall deliver to Agent a calculation of such payment in such detail as Agent shall reasonably require or, in lieu thereof, Borrowers shall deliver to Agent, within ninety (90) days of the end of such fiscal year, Borrowers' determination as to why no such payment is due, all of which shall be certified as to accuracy by the chief financial officer of Borrowers.

      6.6 Prepayments from Sale of Assets and Insurance Proceeds. Upon the occurrence of any of the following events and in addition to all other sums due on account of the Loans, Borrowers shall pay to Agent for the pro rata benefit of Lenders, upon demand, the sums described below, to be applied first to sums due under the Term Loan and the balance, if any, applied to sums due under any Acquisition Credit Facility Term Loan, all in the inverse order of their maturity:

            (a) all proceeds (after taxes payable as a result of such sale) resulting from the sale of any asset of Borrowers permitted under this Agreement with a sale price in excess of Five Hundred Thousand Dollars ($500,000.00) (excluding only those nine (9) pre-schools currently owned by Nobel Learning Communities, Inc. located in Indiana), where the proceeds from such sale are not reinvested in similar assets within one year from the date of such sale; and

            (b) all proceeds resulting from any insurance loss in excess of One Million Dollars ($1,000,000.00) with respect to any assets of any Borrower, where (i) such Borrower is unable to demonstrate to the Required Lenders, within three (3) months from the date of final settlement of such insurance loss, by delivery to Lenders of plans, specifications and such other information as Lenders may reasonably request, that such proceeds are intended to be used and/or reinvested in a like investment or to continue the operations of the interrupted business, (ii) despite such demonstration by such Borrower as provided for in Section 6.6(b)(i) above, such Borrower has failed to reinvest in or continue the operations of such interrupted business within one (1) year of the date of receipt of such insurance proceeds, in which event the remaining balance of such insurance proceeds will be applied as provided for in the first paragraph of this Section 6.6, or (iii) such proceeds are received after an Event of Default or an event which with the giving of notice or the passage of time or both would become an Event of Default shall have occurred and be continuing.

      6.7 Prepayment or Termination of the Acquisition Credit Facility or Term Loan.

            (a) Borrowers may prepay all or any portion of an Acquisition Credit Facility Term Loan or the Term Loan in minimum amounts of $250,000 each (such prepayment being referred to herein as a "Prepayment Event") upon thirty (30) days prior written notice to Agent (a "Prepayment Event Notice") specifying the amount of the Acquisition Credit Facility Term Loan or the Term Loan Borrowers desire to prepay. Once delivered, the Prepayment Event Notice shall be irrevocable.

            (b) Any such voluntary prepayments on account of an Acquisition Credit Facility Term Loan and the Term Loan, shall be applied (i) 1/2 to payments due under such Loans in the inverse order of the maturity and (ii) 1/2 to payments due under such Loans in the order of their maturity (provided that no such prepayments shall affect the obligations of Borrowers to continue to make regularly scheduled interest payments under such Loans).

            (c) In the event that a Prepayment Event occurs, Borrowers shall pay to Agent, in addition to all other sums due hereunder, a fee (the "Prepayment Fee") with respect to all Lender Indebtedness then accruing interest at the U.S. Treasury Based Rate in an amount equal to the product obtained by multiplying the applicable percentage set forth below times the outstanding principal amount of such Lender Indebtedness repaid or terminated:

            Date of Prepayment Event                             Percentage
            ------------------------                             ----------
            Prior to the first anniversary of the date of
            this Agreement                                           3%

            On or after the first anniversary of the date of
            this Agreement but prior to the second
            anniversary of the date of this Agreement                2%

            On or after the second anniversary of the date
            of this Agreement but prior to the third
            anniversary of the date of this Agreement                1%

      No Prepayment Fee shall be due with respect to prepayments occurring on or after the third anniversary of the date of this Agreement. Notwithstanding anything in this Section 6.7 to the contrary, provided that no Event of Default shall have occurred and be continuing, Borrowers may, without paying the Prepayment Fee, prepay during any fiscal year of Borrowers, from internally generated funds only, an amount not to exceed twenty percent (20%) of the balance of the Term Loan and any Acquisition Credit Facility Term Loan outstanding at the beginning of such fiscal year. In addition, no Prepayment Fee shall be due with respect to any prepayment required under Sections 6.5 and 6.6 above.

      6.8 Letter of Credit Fees. For each issuance or renewal of a letter of credit hereunder, Borrowers will pay to (a) Agent, for the pro rata benefit of Lenders, a non refundable issuance or renewal fee in an amount equal to one percent (1%) per annum of the face amount of each such letter of credit, payable coincident with and as a condition of the issuance or renewal of such letter of credit, and (b) Issuing Bank, a fronting fee in an amount equal to .25% per annum of the aggregate face amount of all letters of credit issued under this Agreement, payable quarterly in arrears on the first Business Day of each calendar quarter. In addition, Borrowers shall pay such other fees and charges in connection with the negotiation or cancellation of each letter of credit as may be customarily charged by Issuing Bank. Such fees shall be computed on the basis of a year of 360 days for the number of days actually elapsed.

      6.9 Usage Fee. Borrowers shall unconditionally pay to Agent for the pro rata benefit of Lenders a fee equal to .375% per annum of the average daily unused portion of the Working Capital Credit Facilities and the Acquisition Credit Facility (which shall be calculated based on the maximum amount available under such Loans, taking into account any reductions of the Acquisition Credit Facility permitted under this Agreement, minus the average daily outstanding principal balance of cash advances under the Working Capital Credit Facilities and the Acquisition Credit Facility for such period, minus the average outstanding undrawn face amount of all letters of credit issued and outstanding under Working Capital Credit Facility A during such period), which fee shall be computed on a quarterly basis in arrears and shall be due and payable on the first day of each calendar quarter commencing on April 1, 1999. Such fee shall be computed on the basis of a year of 360 days for the number of days actually elapsed.

      6.10 Late Charge. In the event that Borrowers fail to pay any principal, interest or other fees or expenses payable hereunder for a period of at least fifteen (15) days past the applicable due date, in addition to paying such sums, Borrowers shall pay a late charge equal to the lesser of: (a) five percent (5%) of such past due payment, or (b) Two Thousand Five Hundred Dollars ($2,500.00), as compensation for the expenses incident to such past due payment.

      6.11 Prepayment regarding A. J. Clegg. Nobel Learning Communities, Inc. shall not change its Chairman or Chief Executive Officer, A. J. Clegg (except due to his death or disability) except if the Board of Directors at Nobel Learning Communities, Inc. replaces A. J. Clegg with a new candidate who is reasonably acceptable to Lenders. If Nobel Learning Communities, Inc. violates its obligations under this Section 6.11, Required Lenders have the option, within ninety (90) days after notification of such event, to demand payment in full of all Lender Indebtedness.

      6.12 Payment Method. Borrowers irrevocably authorize Agent to debit all payments required to be made by Borrowers under this Agreement or any of the other Loan Documents, on the date due, from any deposit account maintained by Borrowers, with Agent or any Lender; provided, however, prior to the occurrence of an Event of Default, Borrowers may designate which accounts maintained with Agent shall be so debited. Otherwise, Borrowers will be obligated to make such payments directly to Agent. All payments are to be made in immediately available funds. If Agent accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Agent.

      6.13 Application of Payments. Except as otherwise specifically provided for in this Agreement, any and all payments on account of the Lender Indebtedness will be applied to accrued and unpaid interest, outstanding principal and other sums due under this Agreement or any of the other Loan Documents, in such order as Agent, in its discretion, elects. If Borrowers make a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

      6.14 Loan Account. Agent will open and maintain on its books a loan account (the "Loan Account") with respect to advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Agent under this Agreement. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on the Borrowers as to the amount at any time due from Borrowers under this Agreement or the other Loan Documents.

      6.15  Indemnity; Loss of Margin.

            (a) Borrowers will indemnify Lenders against any direct loss or expense which any Lender sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. If any Lender sustains or incurs any such loss or expense it will from time to time notify Borrowers in writing of the amount determined in good faith by such Lender to be necessary to indemnify such Lender for the loss or expense. Such amount will be due and payable by Borrowers to such Lender within ten (10) days after presentation by such Lender of a statement setting forth an explanation of and such Lender's calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to a Lender under this
Section 6.15(a) will bear interest at the highest default rate payable under the Loans from the due date until paid, both before and after judgment.

            (b) In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

                  (i) subjects any Lender to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrowers or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof); or

                  (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or letters of credit issued or commitment to issue letters of credit by, any Lender; or

                  (iii) imposes upon any Lender any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement,

and the result of any of the foregoing is to increase the costs of such Lender, reduce the income receivable by or return on equity of such Lender or impose any expense upon such Lender with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement and such Lender intends to seek reimbursement from similarly situated borrowers with respect to such other borrower's credit facilities with such Lender, such Lender shall so notify Borrowers in writing. Borrowers agree to pay such Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense (such amount being the "Reimbursement Amount") suffered or incurred by such Lender within thirty (30) days after presentation by such Lender of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth an explanation of the Reimbursement Amount and such Lender's calculation of the Reimbursement Amount (in determining such Reimbursement Amount such Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. Notwithstanding the foregoing, if an event of the nature described in Section 6.15(b)(i), (ii) or (iii) above occurs, Borrowers shall have the right to repay in full all Lender Indebtedness without any prepayment premium (other than an amount equal to the economic loss suffered by Lenders with respect to that portion of the Lender Indebtedness accruing interest at the LIBOR Rate at the time of such prepayment), provided that, (i) within thirty
(30) days of the presentation of such statement to Borrowers, Borrowers pay to such Lender the Reimbursement Amount then due such Lender through such date,
(ii) such repayment of all Lender Indebtedness is made on or before the one hundred twentieth (120th) day following the presentation of such statement to Borrowers, and (iii) at the time of such repayment, Borrowers shall also pay to such Lender the Reimbursement Amount then due such Lender through the date of such repayment.

      If the amount set forth in such statement is not paid in full as set forth above within thirty (30) days after such presentation of such statement, or the amount due in connection with a repayment of the Lender Indebtedness as described above is not paid in full within one hundred twenty (120) days after such presentation of such statement, interest will be payable on the unpaid amount at the highest default rate payable hereunder until paid, both before and after judgment.

      6.16 Indemnity for LIBOR Portion. Borrowers shall indemnify Agent and each Lender against any loss or expense (including loss of margin) which Agent or any Lender has sustained or incurred as a consequence of (a) payment, prepayment or conversion of any portion of the Loans accruing interest at the LIBOR Rate on a day other than the last day of the corresponding Rate Period (even if such payment is pursuant to demand by Agent pursuant to this Agreement and whether or not any such payment, prepayment or conversion is consented to by Agent); or (b) attempt by Borrowers to revoke in whole or in part any irrevocable LIBOR Rate Notification pursuant to this Agreement.

      If any such loss is sustained, Agent shall from time to time notify Borrowers of the amount determined in good faith by Agent or such Lender, as the case may be (which determination shall be conclusive), to be necessary to indemnify Agent or such Lender, as the case may be, for such loss or expense. Such amount shall be due and payable by Borrowers on demand.

7.    SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL.

      7.1 Personal Property. As security for the full and timely payment and performance of all Lender Indebtedness, each Borrower hereby ratifies and confirms its prior grant to Summit Bank of, and further grants to Agent for the pro rata benefit of Lenders, a security interest in all of the following:

            (a) All of such Borrower's present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by such Borrower or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing, (ii) all of such Borrower's rights as a consignor, consignee, unpaid vendor or other lien or in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all general intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v) choses-in-action, claims and judgments, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and (vii) all products and proceeds of any of the foregoing.

            (b) All of such Borrower's present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in such Borrower's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by such Borrower and all products and proceeds of any of the foregoing.

            (c) All of such Borrower's present and future general intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, tradenames, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

            (d) All of such Borrower's present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

            (e) All of such Borrower's present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of such Borrower or any service bureau.

            (f) All letters of credit now existing or hereafter issued naming such Borrower as a beneficiary or assigned to such Borrower, including the right to receive payment thereunder, and all documents and records associated therewith.

            (g) All deposits, funds, instruments, documents, policies and evidence and certificates of insurance, securities, chattel paper and other assets of such Borrower or in which such Borrower has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of any Lender or owing by any Lender to such Borrower or in transit by mail or carrier to any Lender or in the possession of any other Person acting on any Lender's behalf, without regard to whether such Lender received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether such Lender has conditionally released the same, and in all assets of such Borrower in which any Lender now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

            (h) All of each Borrower's right, title and interest in and to the ownership interest of one Borrower owned by another, together with all cash, stock, dividends, distributions or other property paid in connection therewith; all securities received in addition to or in exchange for such ownership interest; all subscription rights with respect to such securities; any other distribution in respect of such securities in any form; and the proceeds thereof. All such securities shall be freely assignable and transferrable to Agent (subject to any applicable securities laws) , and shall be accompanied by such pledge agreements and blank transfer powers with signatures guaranteed as Agent may require.

            (i) All of each Borrower's investment property and financial assets and all proceeds thereof.

      7.2 Real Property. As further security for the Lender Indebtedness, the applicable Borrowers shall grant, or shall confirm its prior grant of, as applicable, a mortgage lien encumbering each of the properties described on
Schedule 7.2 attached hereto. As further security for the Lender Indebtedness, the applicable Borrower shall grant to Agent for the pro rata benefit of Lenders a mortgage lien encumbering all real property acquired by such Borrower after the date hereof on terms and conditions acceptable to Agent, unless Agent shall inform Borrowers that Lenders do not require a mortgage lien against such property. All of the real property referred to in this Section 7.2 upon which Agent is now or hereafter granted a mortgage lien shall be referred to collectively as the "Mortgaged Properties".

      7.3 General. The collateral described above in Section 7.1 and 7.2 is collectively referred to herein as the "Collateral". The above-described security interests, assignments and liens shall not be rendered void by the fact that no Lender Indebtedness exists as of any particular date, but shall continue in full force and effect until the Lender Indebtedness has been repaid, no Lender has any agreement or commitment outstanding pursuant to which any Lender may extend credit to or on behalf of any Borrower and Agent has executed termination statements or releases with respect thereto. IT IS THE EXPRESS INTENT OF THE BORROWERS THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF ANY BORROWER TO ANY LENDER.

      7.4   Collection of Receivables; Proceeds of Collateral.

            (a) Borrowers will collect their accounts receivable only in the ordinary course of business. Upon request by Agent after the occurrence of any Event of Default, Borrowers will notify all of their account debtors to forward all accounts receivable collections owed to such Borrower to a lockbox maintained by Agent and will forward all other checks, drafts and monies received by such Borrower which are proceeds of the Collateral to such lockbox. After the occurrence of any Event of Default, Borrowers will execute such lockbox agreements as may be required by Agent and will pay to Agent all customary fees in connection with any lockbox arrangement.

            (b) Borrowers agree that all monies, checks, notes, instruments, drafts or other payments relating to or constituting proceeds of any accounts receivable or other Collateral of Borrowers which come into the possession or under the control of Borrowers or any employees, agents or other persons acting for or in concert with Borrowers, shall be received and held in trust for Lenders and such items shall be the sole and exclusive property of Lenders, subject to the right of Borrowers to use such funds in Borrowers' discretion prior to the occurrence of an Event of Default. After the occurrence of an Event of Default, immediately upon receipt thereof, Borrowers and such other persons shall remit the same or cause the same to be remitted, in kind, to Agent. Upon request of Agent, Borrowers shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment to Agent with full recourse to Borrowers, all instruments, notes and chattel paper constituting an account receivable or proceeds thereof or other Collateral. After the occurrence of an Event of Default, Agent is hereby authorized to open all mail addressed to Borrowers and endorse all checks, drafts or other items for payment on behalf of Borrowers. Agent is granted a power of attorney by Borrowers with full power of substitution to, after the occurrence of an Event of Default, execute on behalf of Borrowers and in Borrowers' name or to endorse Borrowers' name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable.

8.    REPRESENTATION AND WARRANTIES. Borrowers represent and warrant as follows:

      8.1 Valid Organization, Good Standing and Qualification. Each Borrower is a corporation or limited liability company duly formed, validly existing and in good standing under the laws of the applicable jurisdiction listed for such Borrower on Schedule 8.1 hereto, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign entity in good standing under each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

      8.2 Licenses. Except as set forth on Schedule 8.2 attached hereto, each Borrower and its employees, servants and agents have all licenses, registrations, approvals and other authority as may be necessary to enable it to own and operate its business and perform all services and business which it has agreed to perform in any state, municipality or other jurisdiction.

      8.3 Ownership Interests. The ownership of all stock, debentures, options, warrants, bonds and other securities (debt and equity) of Borrowers (other than Nobel Learning Communities, Inc.) and all pledges (other than to Lenders), proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on Schedule 8.3 attached hereto.

      8.4 Subsidiaries. Except as set forth on Schedule 8.4 attached hereto, no Borrower owns any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

      8.5 Financial Statements. Borrowers have furnished to Agent the audited consolidated financial statements of Borrowers certified without qualification by independent public accountants as of June 30, 1998 and all management and comment letters from such accountants in connection therewith, and its internally prepared interim financial statements as of December 31, 1998. Such financial statements of Borrowers (together with the related notes and comments), are true and complete copies thereof, fairly present the financial condition and the assets and liabilities of Borrowers at such date, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

      8.6 No Material Adverse Change in Financial Condition. There has been no material adverse change in the financial condition of any Borrower since December 31, 1998.

      8.7 Pending Litigation or Proceedings. Except as set forth on Schedule 8.7 attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of the knowledge of the corporate officers of Borrowers, threatened against or affecting any Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      8.8 Due Authorization; No Legal Restrictions. The execution and delivery by Borrowers of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite action of each Borrower, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower's formation or governing documents or any indenture, mortgage, loan or credit agreement or instrument to which any Borrower is a party or by which any of them may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Agent.

      8.9 Enforceability. The Loan Documents have been duly executed by Borrowers and delivered to Agent and constitute legal, valid and binding obligations of Borrowers, enforceable in accordance with their terms.

      8.10 No Default under Other Obligations, Orders or Governmental Regulations. Except as set forth on Schedule 8.10 attached hereto, no Borrower is in violation of its Certificate or Articles of Incorporation or other formation documents. Except in those instances where such default or violation would not have a material adverse effect on the business profits, assets or financial condition of Borrowers in the aggregate, no Borrower is in (a) default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued or (b) violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected.

      8.11 Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of any Borrower is required in connection with the execution, delivery or performance by any Borrower of the Loan Documents or the consummation of the transactions contemplated thereby.

      8.12 Taxes. Borrowers have filed all tax returns which they are required to file and have paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by them. Such tax returns are complete and accurate in all respects. No Borrower knows of any proposed additional assessment or basis for any assessment of additional taxes.

      8.13 Title to Collateral. Except for that portion of the Collateral sold as permitted under Section 9.5 below, the Collateral is and will be owned by the respective Borrower free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the Agent and those liens and encumbrances permitted under Section 9.8 below. Borrowers will defend the Collateral against any claims of all persons or entities other than the Agent.

      8.14 Addresses. During the past five (5) years, no Borrower has been known by any names (including tradenames) other than those set forth in Schedule 8.14 attached hereto and has been located in any counties other than those set forth on Schedule 8.14 attached hereto. The portions of the Collateral which are tangible property and each Borrower's books and records pertaining thereto will at all times be located at the addresses set forth on Schedule 8.14; or such other location determined by Borrowers after prior notice to Agent and delivery to Agent of any items requested by Agent to maintain perfection and priority of Agent's security interests and access to Borrowers' books and records. Schedule
8.14 identifies the chief executive office of each Borrower.

      8.15 Current Compliance. Borrowers are currently in compliance with all of the terms and conditions of the Loan Documents.

      8.16 Pension Plans. Except as disclosed on Schedule 8.16 hereto, (a) no Borrower has any obligations with respect to any employee pension benefit plan ("PLAN") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) no events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of any Borrower which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by any United States District Court of a trustee to administer any such Plan, (c) all of the Borrowers' Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) no Borrower has any existing liability to the PBGC. No Borrower is subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section 4001(a)(3) of ERISA

      8.17 Leases and Contracts. Except as described on Schedule 8.17 attached hereto and in those instances where such failure to comply or default would not have a material adverse effect on the business profits, assets or financial condition of Borrowers in the aggregate, Borrowers have complied with the provisions of all material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which they are a party and are not in default thereunder. To the best of Borrowers' knowledge and except in those instances where such default would not have a material adverse effect on the business profits, assets or financial condition of Borrowers in the aggregate, no other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

      8.18 Intellectual Property. Borrowers own or possess the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Borrowers' properties and to carry on their business as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule 8.18 sets forth an accurate list and description of each patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing which are material to the operations of any Borrower or the value of the Collateral.

      8.19 Business Interruptions. Except as set forth on Schedule 8.19 hereto, within five (5) years prior to the date hereof, neither the business, Collateral nor operations of any Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against that Borrower. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by any Borrower.

      8.20 Interrelatedness of Borrowers. The business operations of each Borrower are interrelated and complement one another, and such entities have a common business purpose, with inter-company bookkeeping and accounting adjustments used to separate their respective properties, liabilities and transactions. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes. The proceeds of advances under the Loans will directly or indirectly benefit each Borrower, severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such advances.

      8.21 Accuracy of Representations and Warranties. No representation or warranty by Borrowers contained herein or in any certificate or other document furnished by Borrowers pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which any Borrower knows or should know and has not disclosed to Agent, which does or may materially and adversely affect any Borrower, or any of their operations.

9. GENERAL COVENANTS. Except with the prior written consent of Agent, Borrowers, as applicable, will comply with the following:

      9.1 Payment of Principal, Interest and Other Amounts Due. Borrowers will pay when due all Lender Indebtedness and all other amounts payable by it hereunder.

      9.2 Limitation on Indebtedness. No Borrower will have at any time outstanding to any Person other than Lenders, any Indebtedness for borrowed money or any Indebtedness under Capitalized Leases, or any outstanding letters of credit, except:

            (a) existing Indebtedness for borrowed money and Capitalized Lease Obligations described on Schedule 9.2 hereto;

            (b) Indebtedness incurred in connection with any Permitted Acquisition or Permitted Purchase, provided that such Indebtedness is evidenced by a subordinated note in the form of Schedule B hereto, a fully executed copy of which shall be delivered to Agent within fourteen (14) days of closing on such Permitted Acquisition or Permitted Purchase;

            (c) Future purchase money Indebtedness and Capitalized Lease Obligations incurred for Capital Expenditures permitted under Section 10.4 below; and

            (d) Indebtedness incurred in connection with advances permitted under Section 9.3(h) below.

      Any of such existing permitted Indebtedness may not be refinanced or replaced without the consent of Agent, except for refinancing or replacement which does not cause an Event of Default and which does not result in an increase in the principal amount of such Indebtedness being refinanced or replaced.

      9.3 Investments and Loans. No Borrower will have or make any investments in, or loans, advances or extensions of credit to any Person (other than another Borrower), except:

            (a) Investments in direct or indirect obligations of, or obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition;

            (b) Investments in commercial paper of Agent or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within three hundred sixty-five (365) days from the date of acquisition;

            (c) Certificates of deposit maturing within twelve (12) months from the date of acquisition issued by the Agent;

            (d) Investments and loans listed on Schedule 9.3 attached hereto;

            (e) Investments in connection with Permitted Acquisitions;

            (f) Investments in Subsidiaries created in accordance with Section
9.6 below;

            (g) Purchase money loans to purchasers of Borrowers' assets permitted to be sold under Section 9.5 below, provided no such purchase money loan shall exceed an amount equal to twenty-five percent (25%) of the purchase price of such assets. All notes, instruments and other evidences of such purchase money loans shall be immediately endorsed with recourse and delivered to Agent and shall constitute Collateral; and

            (h) Advances from one Borrower to another or from or to any Subsidiary of any Borrower, or investments in one Borrower or any Subsidiary by another Borrower or Subsidiary; provided that any such Subsidiary is created in accordance with the terms and conditions of this Loan Agreement.

      9.4 Guaranties. Except as set forth on Schedule 9.4 attached hereto, no Borrower will directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person, except for the guaranty by one Borrower of the obligations of another Borrower in connection with a Permitted Acquisition or the lease by such other Borrower of a facility.

      9.5 Disposition of Assets. No Borrower will sell, lease, transfer or otherwise dispose of all, substantially all, or any material portion of its property or assets, except for sales (a) by Borrowers to bona-fide third party purchasers for fair consideration of any real property acquired by such Borrower after the date hereof and all furniture, fixtures and equipment related thereto, and (b) of those properties listed on Schedule 9.5 attached hereto, provided that in all cases no Event of Default and no event which with the giving of notice or the passage of time or both would result in an Event of Default shall have occurred. Agent agrees, at the sole cost and expense of Borrowers, to release its lien against any assets sold by Borrowers as permitted under this
Section 9.5. All net proceeds received by Borrowers from the sales of any of the properties permitted under this Section 9.5 shall be paid to Agent, if required under Section 6.6(a) above and applied as set forth therein, or if not so required, used by Borrowers for proper working capital purposes.

      9.6 Merger; Consolidation; Business Acquisitions; Subsidiaries. Except for Permitted Acquisitions and those solely between Borrowers, no Borrower will merge into or consolidate with any Person, acquire any material portion of the stock, ownership interests, assets or business of any Person or permit any Person to merge into it. Borrowers shall not form any new Subsidiary unless Borrowers give Agent thirty (30) days prior written notice thereof and such new Subsidiary executes and delivers or causes to be executed and delivered to Agent
(a) agreements in form and content satisfactory to Agent, pursuant to which such Subsidiary shall agree to become a Borrower for all purposes under this Agreement and the other Loan Documents, as applicable, and (b) such mortgages, financing statements, resolutions, opinions of counsel and other documents as Agent shall request in connection with the formation of such Subsidiary and the perfection by Agent of its lien against the assets of such Subsidiary. All fees incurred by Agent in connection with any of the foregoing shall be paid by Borrowers on demand.

      9.7 Taxes; Claims for Labor and Materials. Each Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets. No Borrower will file or consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary.

      9.8 Liens. No Borrower will create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

            (a) Security interests and mortgages held by Agent;

            (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations or arising by operation of law for obligations not yet due and payable, not incurred in connection with either (a) the borrowing of money or (b) the deferred purchase price of goods or inventory;

            (c) Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by that Borrower in the operation of its business;

            (d) Liens and security interests listed on Schedule 9.8 attached hereto;

            (e) Purchase money liens or Capitalized Leases, provided that:

                  (i) the property subject to any of the foregoing is acquired or leased by that Borrower in the ordinary course of its business and the lien on any such property is created contemporaneously with such acquisition;

                  (ii) purchase money Indebtedness or Capitalized Lease Obligations so created shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of acquisition or lease of the property covered thereby;

                  (iii) the purchase money Indebtedness or Capitalized Lease Obligations shall only be secured by the property so acquired or leased; and

                  (iv) the purchase money Indebtedness or Capitalized Lease Obligations are permitted by the provisions of Section 10.4.

      No Borrower shall enter into any agreement with any other Person which shall prohibit such Borrower from granting, creating or suffering to exist to or in favor of Agent or any Lender, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of that Borrower to grant, create or suffer to exist to or in favor of Agent or any Lender, any lien, security interest or other charge or encumbrance upon or with respect to any of such Borrower's assets.

      No Borrower will apply for or obtain any letters of credit for the payment of or to secure the payment for any inventory or other assets to be acquired by that Borrower, except letters of credit issued by Issuing Bank, in accordance with the terms of this Agreement.

      9.9 Existence; Approvals; Qualification; Business Operations; Compliance with Laws. Each Borrower (a) will obtain, preserve and keep in full force and effect its separate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will qualify and remain qualified as a foreign entity in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (c) will continue to operate its business as presently operated and will not engage in any new businesses (other than a Similar Business) without the prior written consent of Agent; and (d) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it. Notwithstanding anything contained in this Section 9.9 to the contrary, upon prior written notice to Agent, (i) Borrowers may merge into each other and (ii) Imagine Educational Products, Inc. may be dissolved and its assets liquidated, provided that the net proceeds of such liquidation are retained by Nobel Learning Communities, Inc.

      9.10 Maintenance of Properties, Intellectual Property. Each Borrower will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property (except for obsolete personal property) used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

      With respect to any and all trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing, each Borrower shall maintain and protect the same and shall take and assert any and all commercially reasonable remedies available to that Borrower to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

      Borrowers will notify Agent immediately of (a) the creation by any Borrower or any of its employees (during the course of employment with such Borrower) of any inventions, with respect to which filing in the United States Patent and Trademark Office or any other office would be required in order to perfect Agent's security interest therein; (b) any changes or improvements made to an invention created or owned by any Borrower or any of its employees (during the course of employment with such Borrower); (c) the filing of any patent or trademark application, whether domestic or foreign, by any Borrower or any of its employees (during the course of employment with such Borrower); (d) the grant of any patent or trademark, whether domestic or foreign, to any Borrower or any of its employees (during the course of employment with such Borrower); or
(e) any Borrower's intent to abandon a patent or trademark.

      Borrowers will, if requested by Agent, (i) execute and deliver to Agent assignments, financing statements, patent mortgages or such other documents, in form and substance acceptable to Agent, necessary to perfect and maintain Agent's security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other general intangibles owned by any Borrower; (ii) furnish Agent with evidence satisfactory to Agent, in its sole discretion, that all actions necessary to maintain and protect each trademark and patent owned by any Borrower or its employees (during the course of employment with such Borrower) have been taken in a timely manner; and (iii) execute and deliver to Agent an agreement permitting Agent to exercise all of any Borrower's rights in, to and under any patent or trademark owned by any Borrower or any of its employees (during the course of employment with such Borrower).

      9.11 Insurance. Each Borrower will carry adequate insurance issued by an insurer acceptable to Agent, in amounts acceptable to Agent (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Agent, and in addition, will carry business interruption insurance in such amounts as may be required by Agent. In the case of insurance on any of the Collateral, Borrowers shall carry insurance in the full insurable value thereof and cause Agent to be named as insured mortgagee with respect to all real property, loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear with thirty (30) days' notice to be given Agent by the insurance carrier prior to cancellation or material modification of such insurance coverage. Borrowers shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. No Borrower shall take out any insurance without having Agent named as loss payee, insured mortgagee or additional insured thereon.

      Borrowers shall cause to be delivered to Agent the insurance policies therefor or in the alternative, evidence of insurance and at least five (5) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Borrowers shall direct all insurers that in the event of (a) any casualty loss in respect of which, pursuant to the terms of this Agreement, the insurance proceeds in connection therewith are to be paid to Agent, or (b) cancellation of any insurance policy, the insurers shall make payments of such proceeds or all return or unearned premiums directly to Agent and not to Borrowers, or any of them, and Agent jointly.

      In the event of any loss, Borrowers will give Agent immediate notice thereof and Agent may make proof of loss whether the same is done by Borrowers. Agent is granted a power of attorney by each Borrower with full power of substitution to file any proof of loss in any Borrower's or Agent's name, to endorse any Borrower's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable.

      In the event of any casualty loss in respect of which the insurance proceeds are equal to or less than One Million Dollars ($1,000,000.00) and provided that no Event of Default or event which with the giving of notice or the passage of time or both would result in an Event of Default shall have occurred, the applicable Borrower may use such insurance proceeds for proper working capital purposes.

      In the event of any casualty loss in respect of which the insurance proceeds are greater than One Million Dollars ($1,000,000.00) and, pursuant to
Section 6.6(b) above, Borrowers are permitted to use such insurance proceeds:
(i) Borrowers shall confirm to Agent in writing that they have business interruption insurance in effect providing for the payment of proceeds in amounts acceptable to Agent, (ii) Borrowers shall submit to Agent their plan for operations after such casualty loss, which plan must be in form and content satisfactory to Agent, (iii) Agent will hold such insurance proceeds and will disburse such proceeds upon receipt by Agent of evidence satisfactory to Agent that such proceeds will be used to finance the plan presented to Agent pursuant to Section 6.6(b) above, (iv) disbursement of proceeds will be in compliance with such procedures as Agent may reasonably require, and (v) Borrowers shall confirm to Agent that the amount of such proceeds is sufficient to complete the plan presented to Agent pursuant to Section 6.6(b) above, or Borrowers shall have deposited with Agent the amount of any deficiency.

      9.12 Inspections; Examinations. Borrowers hereby irrevocably authorize and direct all accountants and auditors employed by any Borrower at any time to exhibit and deliver to Agent copies of any and all of Borrowers' financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrowers by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Agent any information they may have concerning Borrowers' financial status and business operations. Borrowers further authorize all federal, state and municipal authorities to furnish to Agent copies of reports or examinations relating to any Borrower, whether made by any Borrower or otherwise.

      The officers of Agent, or such Persons as any of them may designate, may visit and inspect any of the properties of Borrowers, examine (either by Agent's employees or by independent accountants) any of the Collateral or other assets of Borrowers, including the books of account of Borrowers, and discuss the affairs, finances and accounts of Borrowers with its officers and with its independent accountants, at such times as Agent may desire. Prior to the occurrence of an Event of Default, any such visit or inspection shall only be after prior notice to Borrowers and the representatives of Agent may be accompanied by representatives of Borrowers.

      The Agent may, at its discretion upon reasonable prior notice, make periodic audits of the books and records of the Borrowers and periodically inspect the Mortgaged Properties. Prior to the occurrence of an Event of Default, Agent will not charge Borrowers for the costs of such audits or inspections.

      9.13 Default under Other Indebtedness. No Borrower will permit any of its Indebtedness with a current principal balance in excess of One Hundred Thousand Dollars ($100,000.00) (individually or in the aggregate) to be in default after the expiration of any notice or grace periods provided for in any documents evidencing or securing such Indebtedness. If any Indebtedness of any Borrower is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of any Borrower, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrowers will immediately give Agent written notice of such declaration, acceleration or right of declaration.

      9.14 Pension Plans. Borrowers shall (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to any Borrower in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of Borrowers' Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and (d) notify Agent immediately upon receipt by any Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Agent, promptly after the filing or receipt thereof, copies of all reports or notices which any Borrower files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.

      9.15 Bank of Account. Borrowers will maintain Summit Bank as their principal bank of account, unless otherwise agreed by Agent in writing.

      9.16 Maintenance of Management. Borrowers shall at all times maintain management reasonably satisfactory to Agent. Borrowers will notify Agent promptly in writing of any change of its Board of Directors or Executive Officers and will provide Agent with a copy of proposed amendments to its articles of incorporation, bylaws or other governing or formation documents, prior to adoption.

Borrowers shall not make any amendment to its articles of incorporation, bylaws or other governing or formation documents which will in any way affect any Borrower's operations or ability to comply with the terms and conditions of the Loan Documents without the prior written consent of Agent.

      9.17 Ownership Interests; Dividends. No Borrower will redeem, repurchase or otherwise make any payment or distribution to acquire any of its or any other Borrower's ownership interests, except for a Permitted Purchase. No Borrower will pay dividends or make other distributions on account of its ownership interests, except that if no Event of Default or event which with the giving of notice or the passage of time or both would result in an Event of Default shall have occurred and such payment would not result in an Event of Default, Nobel Learning Communities, Inc. may pay dividends on account of its preferred stock issued and outstanding prior to the date hereof in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000.00) during any fiscal year of Nobel Learning Communities, Inc.

      9.18 Transactions with Affiliates. No Borrower shall enter into or conduct any transaction with any Affiliate (other than another Borrower) except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Agent. No Borrower will make any loans or extensions of credit to any of its Affiliates, shareholders, other ownership interest holders, directors or officers, except for the existing loans described in Schedule 9.18 attached hereto. Each Borrower will cause all of its Indebtedness at any time owed to its Affiliates, shareholders, other ownership interest holders, directors and officers to be subordinated in all respects to all present and future Lender Indebtedness and will not make any payments thereon, except as approved by Agent in writing.

      9.19 Name or Address Change. No Borrower shall change its name or address except upon thirty (30) days prior written notice to Agent and delivery to Agent of any items requested by Agent to maintain perfection and priority of Agent's security interests and access to Borrowers' books and records.

      9.20 Notices. Borrowers will promptly notify Agent of (a) any material, uninsured action or proceeding brought against any Borrower wherein such action or proceeding would, if determined adversely to any Borrower result in liability of such Borrower, (b) the occurrence of any Event of Default, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (d) the failure of any Borrower to observe any of its undertakings under the Loan Documents, or (e) any material adverse change in the assets, business, operations or financial condition of any Borrower.

      9.21 Additional Documents and Future Actions. Borrowers will, at their sole cost, take such actions and provide Agent from time to time with such agreements, financing statements and additional instruments, documents or information as the Agent may in its discretion deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Agent to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Borrowers hereby authorize and appoint Agent as their attorney-in-fact, with full power of substitution, to take such actions as Agent may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on such Borrower's behalf and file at such Borrower's expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Agent to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on such Borrower's behalf such other documents and notices as Agent may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Borrowers irrevocably authorize the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement (provided Borrowers have failed to execute a financing statement immediately upon request by Agent or any Lender) and agree that such filing is sufficient as a financing statement.

      9.22 Material Adverse Contracts. No Borrower will become or be a party to any contract or agreement which has a materially adverse impact on that Borrower's ability to perform under this Agreement or any other agreement with Agent to which that Borrower is a party.

      9.23 Restrictions on Use of Proceeds. No Borrower will carry or purchase with the proceeds of the Loans any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

      9.24 Subordinated Indebtedness. Borrowers will not make payments on account of any Subordinated Indebtedness, except in accordance with the terms and conditions of the applicable Subordination Agreement or other documents between Borrowers and the respective creditors and delivered to and approved by Agent.

      9.25 Appraisals. Borrowers shall, on demand, reimburse Agent for all costs and expenses incurred by Agent in connection with the appraisals for the Mortgaged Properties, which appraisals shall be in form, content and performed by an appraiser satisfactory to Agent. Agent estimates that the cost of each such appraisal shall not exceed $2,500.00. Provided that no Event of Default shall have occurred, Agent shall not require more than one (1) appraisal for each Mortgaged Property during any year.

      9.26 New Facilities. During any fiscal year, Borrowers shall not establish more than five (5) newly constructed educational facilities that Borrowers will own or which otherwise appear as an asset on any Borrower's balance sheet. During any fiscal year, Borrowers will not acquire more than five (5) parcels of land for the construction of facilities nor expend in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00) in the aggregate for such land acquisition.

      9.27 Creditors under Subordination Agreements. In the event any creditor of any or all of the Borrowers in connection with any of the Subordinated Indebtedness fails to comply with the terms of the respective Subordination Agreement in connection with such Subordinated Indebtedness, Borrowers shall cause such creditor to comply with such terms as soon as possible but in any event with forty (40) days after Borrowers, or any of them, become aware of a breach by any such creditor thereunder.

      9.28 Year 2000. All software utilized in the conduct of Borrowers' business has, or will have, prior to December 31, 1999, appropriate capabilities and compatibility for operation to handle calendar dates falling on or after January 1, 2000, and all information pertaining to such calendar dates, in the same manner and with the same functionality as the software does respecting calendar dates falling on or before December 31, 1999. In addition, the data-related user interface functions, data-fields, and data-related program instructions and functions of the Borrowers' software includes the indication of the century.

      9.29 Certain Ownership Interests. On or before June 9, 1999, Borrowers shall deliver to Agent (a) all original certificates evidencing the ownership interests held by Nobel Learning Communities, Inc. in Nobel Education Dynamics Florida, Inc., together with executed transfer powers with respect thereto, and
(b) either (i) all original certificates evidencing the ownership interests held by Noel Learning Communities, Inc. in Nobel Learning Solutions, LLC, together with executed transfer powers with respect thereto or (ii) a copy of a fully executed amendment to the Agreement of Operation of Nobel Learning Solutions, LLC providing that the ownership interests therein will not be evidenced by certificates.

      9.30 Title Insurance. On or before March 31, 1999, Borrowers shall cause to be delivered to Agent endorsements to existing title insurance policies or new title insurance policies, insuring the liens in favor of Agent for the pro rata benefit of Lenders against the Mortgaged Properties as first priority liens (except as otherwise shown on Schedule 9.8 attached hereto) and otherwise in form and content satisfactory to Lenders.

10. FINANCIAL COVENANTS. Except with the prior written consent of the Required Lenders, Borrowers will comply with the following:

      10.1 Leverage Ratio. Borrowers shall maintain a Leverage Ratio of not greater than (a) 4.5 to 1.0 as of the date hereof and at all times thereafter through September 29, 1999 and (b) 4.0 to 1.0 as of September 30, 1999 and at all times thereafter.

      10.2 Interest Coverage Ratio. Borrowers shall maintain an Interest Coverage Ratio as of the end of each fiscal quarter, determined on a rolling four quarter basis, of not less than (a) 3.30 to 1.0 as of the end of each fiscal quarter through the fiscal quarter ending June 30, 2000; (b) 3.5 to 1.0 as of the fiscal quarter ending September 30, 2000 and as of the end of each fiscal quarter thereafter through the fiscal quarter ending June 30, 2001; and
(c) 4.0 to 1.0 as of the fiscal quarter ending September 30, 2001 and as of the end of each fiscal quarter thereafter.

      10.3 Fixed Charge Coverage Ratio. Borrowers shall maintain a Fixed Charge Coverage Ratio as of the end of each fiscal quarter, determined on a rolling four quarter basis, of not less than (a) 1.10 to 1.0 as of the end of each fiscal quarter through the fiscal quarter ending June 30, 2000; (b) 1.15 to 1.0 as of the fiscal quarter ending September 30, 2000 and as of the end each fiscal quarter thereafter through June 30, 2001; and (c) 1.25 to 1.0 as of the fiscal quarter ending September 30, 2001 and as of the end of each fiscal quarter thereafter.

      10.4 Capital Expenditures. Borrowers shall not cause, suffer or permit their aggregate annual Capital Expenditures to exceed the following amounts for the applicable fiscal years of Borrower:

      Fiscal Year Ending                          Amount
      ------------------                          ------
      June 30, 1999                            $ 6,000,000

      June 30, 2000                            $ 8,000,000
      June 30, 2001                            $10,300,000
      June 30, 2002                            $12,000,000
      June 30, 2003                            $14,000,000
      June 30, 2004                            $16,000,000
      June 30, 2005                            $18,000,000

The foregoing covenant shall be on a non-cumulative basis as to any unused sums during any fiscal year.

      10.5 Acquisitions. In the event Lenders consent to an acquisition by Borrowers, or any of them, and such acquisitions would result in the failure by Borrowers to comply with any of the financial covenants in this Article 10, Lenders agree that as part of such consent, Lenders will amend such covenant or covenants so that Borrowers will be in compliance therewith after giving effect to such acquisition.

11. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Borrowers will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of their dealings, business and affairs, and Borrowers will deliver to Agent and each Lender the following:

      11.1 Annual Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrowers:

            (a) the audited consolidated and consolidating income and retained earnings statements of Borrowers and their Subsidiaries for such fiscal year,

            (b) the audited consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal year, and

            (c) the audited consolidated and consolidating statement of cash flow of Borrowers and their Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing acceptable to Agent in the reasonable exercise of its discretion with respect to which such accountants shall deliver their unqualified opinion. Consolidating financial statements required to be delivered under this Article 11 shall be in such form as Agent requires from time to time.

      11.2 Projections and Cash Flow. As soon as available and in any event prior to (a) June 30 of each fiscal year of Borrowers, projections and cash flows on a month-by-month basis for the next succeeding twelve (12) months, and
(b) February 15 of each fiscal year of Borrowers, a restatement of the most recently delivered projections showing Borrowers' actual operating results through the first two (2) quarters of such year and, to the extent necessary, revised projections for the last two (2) quarters of such year, prepared by the Vice President/Finance or chief financial officer of Borrowers in form and content satisfactory to Agent and in such detail so that, among other things, core, new and acquired school performance are distinguished from one another. Borrowers have furnished to Agent initial projections dated as of the date hereof and attached hereto as Schedule 11.2 containing the information required by this Section 11.2. Borrowers represent and covenant that (a) the initial projections attached hereto have been and all projections required by this Section 11.2 shall be prepared by the Vice President/Finance or chief financial officer of Borrowers and represent, and in the future shall represent, the best available good faith estimate of Borrowers regarding the course of Borrowers' business for the periods covered thereby; (b) the assumptions set forth in the initial projections are and the assumptions set forth in the future projections delivered hereafter shall be reasonable and realistic based on then current economic conditions; (c) Borrowers know of no reason why Borrowers should not be able to achieve the performance levels set forth in the initial projections and Borrowers shall have no knowledge at the time of delivery of future projections of any reason why Borrowers shall not be able to meet the performance levels set forth in said projections; and (d) Borrowers have sufficient capital as may be required for their ongoing businesses and to pay their existing and anticipated debts as they mature.

      11.3 Quarterly Statements. As soon as available and in any event within forty-five (45) days after the close of each of the first three fiscal quarters of Borrowers during each fiscal year:

            (a) the consolidated and consolidating income and retained earnings statements of Borrowers and their Subsidiaries for such quarter,

            (b) the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of the end of such quarter, and

            (c) the consolidated and consolidating statement of cash flow of Borrowers and their Subsidiaries for such quarter,

setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year (if applicable), all in reasonable detail, subject to year end adjustments and certified by the controller or chief financial officer of Borrowers to be accurate and to have been prepared in accordance with GAAP.

      11.4 10K and 10Q Statements. Copies of Nobel Learning Communities, Inc.'s 10K and 10Q statements filed with the Securities Exchange Commission contemporaneously with the filing of such statements.

      11.5 Real Estate Tax Receipts. Upon request of Agent, copies of receipts evidencing payment of all real estate taxes due on the Mortgages Properties.

      11.6 Audit Reports. Promptly upon receipt thereof, one copy of each other report submitted to any Borrower by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the books of any Borrower.

      11.7 Reports to Governmental Agencies and Other Creditors. With reasonable promptness, copies of all such material financial reports, statements and, upon request of Agent, returns which any Borrower shall file with any federal or state department, commission, board, bureau, agency or instrumentality and any material report or statement delivered by any Borrower to any supplier or other creditor in connection with any payment restructuring.

      11.8 Requested Information. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of any Borrower as Agent may reasonably request from time to time.

      11.9 Compliance Certificates. Within the period provided in Section 11.1 and 11.3 above, a certificate of the Vice President/Finance or chief financial officer of Borrowers: (a) stating that Borrowers have observed, performed and complied with each and every undertaking contained herein, (b) setting forth the information and computations (in sufficient detail) required in order to establish whether Borrowers were operating in compliance with the financial covenants in Section 10 of this Agreement, and (c) certifying that as of the date of such certification, there does not exist any Event of Default or any occurrence or state of affairs which with the giving of notice, passage of time or both would constitute an Event of Default. Such certificate will be in the form of Exhibit "G" attached hereto.

      11.10 Accountant's Certificate. Within the period provided in Section 11.1, a report of the independent public accountants who render an opinion with respect to the financial statements referred to therein, stating that they have reviewed the terms of this Agreement and that in making the examinations necessary to their certification mentioned in Section 11.1, they have reviewed the accounts and condition of Borrowers during the accounting period covered by their certificate and that such review did not disclose the existence of any failure by Borrowers to comply with the financial covenants set forth in Section 10 above.

      11.11 Profit and Loss per Facility. As soon as available and in any event within (a) forty-five (45) days after the end of each of the first three (3) fiscal quarters of Borrowers during each year and (b) ninety (90) days after the end of the fourth fiscal quarter of Borrowers during each year, quarterly profit and loss statements for each district (or region, if there is no district) operated by Borrowers, in form and content satisfactory to Agent.

12.   ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.

      12.1 Representations. Borrowers represent to Lenders as follows: (a) the Environmental Affiliates are in compliance with all Environmental Requirements and Borrowers have no knowledge of any circumstances which may prevent or interfere with such compliance in the future; (b) the Environmental Affiliates have all licenses, permits, approvals and authorizations required under applicable Environmental Requirements; (c) there are no pending or threatened claims against any of the Environmental Affiliates or any of their assets related to the failure to comply with any Environmental Requirements, or any facts or circumstances which could give rise to such a claim; (d) no facility or property now or previously owned, operated or leased by any Environmental Affiliate is an Environmental Cleanup Site; (e) except as set forth on Schedule
12.1 hereof, no Environmental Affiliate has treated, stored, transported, handled or disposed of Special Materials at or adjacent to any Environmental Cleanup Site; (f) there are no liens or claims for cost reimbursement outstanding or threatened against any Environmental Affiliate or any of their assets, or any facts or circumstances which could give rise to such a lien or claim; and (g) there are no facts or circumstances which, under the provisions of any Environmental Requirements, could restrict the use, occupancy or transferability of any of the Collateral or any of the facilities owned, leased or operated by any Environmental Affiliate.

      12.2 Real Property. Borrowers represent and warrant to Lenders that there are no Special Materials presently located on or, to the best of its knowledge, near any real property owned, leased or operated by any Environmental Affiliate (collectively, "Real Property") except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Borrowers represent to Lenders that Borrowers are not now using the Real Property nor, to the best of Borrowers' knowledge, has it ever been used in the past for activities involving Special Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Without limiting the generality of the foregoing, the Real Property is not being used nor, to the best of any Borrower's knowledge, have they ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge).

      12.3 Covenant Regarding Compliance. Borrowers shall take or cause all Environmental Affiliates to take, at Borrowers' and such Environmental Affiliate's sole expense, such actions as may be necessary to comply with all Environmental Requirements, as hereinafter defined. If any Environmental Affiliate shall fail to take such action, Agent may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so. All sums so advanced or paid, including all sums advanced or paid by Agent in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, attorney's fees, fines, or other penalty payments, shall be at once repayable by Borrowers and all sums so advanced or paid shall become a part of the Lender Indebtedness.

      The Environmental Affiliates will maintain all licenses, permits, approvals and authorizations required under applicable Environmental Requirements. In connection with off-site treatment, storage, handling, transportation or disposal of Special Materials, the Environmental Affiliates will conduct such activities only at facilities and with carriers who they reasonably believe operate in compliance with all Environmental Requirements and will obtain certificates of compliance or disposal from all contractors retained in connection with such activities.

      12.4 Notices. In the event any Borrower becomes aware of any past, present or future facts or circumstances which have given rise or could give rise to a claim against any Environmental Affiliate related to a failure to comply with any Environmental Requirements, such Borrower will promptly give Agent notice thereof, together with a written statement of an officer of such Borrower setting forth the details thereof and the action with respect thereto taken or proposed to be taken by the Environmental Affiliates.

      12.5 Indemnity. Borrowers agree to indemnify, defend and hold harmless Agent and Lenders, their parents, subsidiaries, successors and assigns, and any officer, director, shareholder, employee, Affiliate or agent of Agent or Lenders, for all loss, liability, damage, cost and expenses, including, without limitation, attorney's fees and disbursements (including the reasonable allocated cost of in-house counsel and staff) arising from or related to (a) the release of any Special Materials at any facility at any time owned, leased or operated by any Borrower or any of their Subsidiaries, (b) the release of any Special Materials treated, stored, transported, handled, generated or disposed of by or on behalf of any Borrower or any of their Subsidiaries at any third party owned site, (c) any claim against any Environmental Affiliate that they have failed to comply with all Environmental Requirements, and (d) the breach by any Borrower of any representation or covenant in this Article 12.

      12.6 Testing. Agent shall have the right from time to time to designate such persons ("Environmental Consultants") as Agent may select to visit, inspect, examine and test all properties owned, leased or operated by and all products and wastes generated, treated, stored, transported, handled or disposed of by or on behalf of any Environmental Affiliate, for the purpose of investigating compliance with Environmental Requirements, any actual or potential claims related thereto, and any condition which could result in potential liability, cost or expenses to the Agent. Borrowers will permit, and will cause all Environmental Affiliates to permit, such Environmental Consultants to have access to all of such properties, products and wastes and all books, records and reports related to compliance by the Environmental Affiliates with all Environmental Requirements. Borrowers will supply, and will cause all Environmental Affiliates to supply, Agent or the Environmental Consultants with all information, records, correspondence, audits, reviews and materials related to compliance by the Environmental Affiliates with all Environmental Requirements and will make available to Agent or the Environmental Consultants appropriate personnel employed by or consultants retained by the Environmental Affiliates having knowledge of such matters.

      Provided that an Event of Default has occurred or Agent has a good faith belief that any Environmental Affiliate has failed to comply with all Environmental Requirements, the cost of such visits, inspections, examination and tests shall be borne by the Borrowers. In the event Agent pays such costs, such sums shall be at once repayable by Borrowers and all sums so advanced or paid by Agent shall become part of the Lender Indebtedness. Notwithstanding the foregoing, neither Agent nor any Lender shall have any obligation to perform any tests, examinations or inspections or to monitor the Environmental Affiliates' compliance with all Environmental Requirements.

      12.7 Survival. The representations and covenants of Borrowers contained in this Article 12, including without limitation the indemnification obligation of Borrowers, shall survive the occurrence of any event whatsoever, including the payment of the Lender Indebtedness or any investigation by or knowledge of Agent or any Lender.

13. CONDITIONS OF CLOSING. The obligation of Lenders to make available the Loans is subject to the performance by Borrowers of all of their agreements to be performed hereunder and to the following further conditions (any of which may be waived by Agent):

      13.1 Loan Documents. Borrowers and all other required persons and entities will have executed and delivered to Agent the Loan Documents.

      13.2 Representations and Warranties. All representations and warranties of Borrowers set forth in the Loan Documents will be true at and as of the date hereof.

      13.3 No Default. No condition or event shall exist or have occurred which would constitute an Event of Default (or would, upon the giving of notice or the passage of time or both, constitute an Event of Default).

      13.4 Proceedings and Documents. All proceedings taken by Borrowers in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Agent and Agent's counsel, and Agent shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Each Borrower shall have delivered to Agent a certificate, in form and substance satisfactory to Agent, dated the date hereof and signed on behalf of that Borrower by an officer of that Borrower, certifying
(a) true copies of the formation and governing documents of that Borrower in effect on such date, (b) true copies of all actions taken by that Borrower relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers, partners and/or members, as applicable of that Borrower authorized to execute and deliver this Agreement and the other Loan Documents. Agent may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Agent.

      13.5 Delivery of Other Documents. The following documents shall have been delivered by or on behalf of Borrowers to Agent:

            (a) Good Standing and Tax Lien Certificates. A good standing certificate of the applicable governmental authority certifying to the good standing status of each Borrower, good standing/foreign qualification certificates from all other jurisdictions in which each Borrower is required to be qualified to do business, and tax lien certificates for each Borrower from each jurisdiction in which such Borrower is required to be qualified to do business.

            (b) Authorization Documents. Evidence of authorization of each Borrower's execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

            (c) Insurance. Evidence of the insurance coverage required under
Section 9.11.

            (d) Opinion of Counsel. An opinion of counsel for Borrowers in form and content satisfactory to Agent.

            (e) Lien Search. Copies of record searches (including UCC searches and judgments, suits, tax and other lien searches) confirming that Agent has a first priority security interest in the Collateral, except as otherwise provided in this Agreement, acceptable to Agent.

            (f) Subordination Agreements. Subordination Agreements or subordination provisions in other documents satisfactory to Agent from all holders of existing Subordinated Debt.

            (g) Other Documents. Such other documents as may be required to be submitted to Agent by the terms hereof or of any Loan Document.

14. CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Subsequent advances under the Working Capital Credit Facilities and the Acquisition Credit Facility shall be conditioned upon the following conditions and each request by Borrowers for an advance shall constitute a representation by Borrowers to Agent that each condition has been met or satisfied:

      14.1 Representations and Warranties. All representations and warranties of Borrowers contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, or to the extent any such representations or warranties are not true on such date, the events which render any such representations or warranties untrue were either not prohibited under the terms of the Loan Documents or were disclosed to and consented to by Agent in writing prior to such advance being made, and each request for an advance shall constitute reaffirmation by Borrowers that such representations and warranties are then true, or to the extent any such representations or warranties are not true as of the date of such advance, the events which render any such representations or warranties untrue were either not prohibited under the terms of the Loan Documents or have been disclosed to and consented to by Agent in writing prior to such advance being made.

      14.2 No Default. No condition or event shall exist or have occurred at or as of the date of such advance which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

      14.3 Other Requirements. Agent shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Agent may reasonably request.

15.   DEFAULT AND REMEDIES.

      15.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

            (a) The failure of Borrowers to pay any amount of principal or interest on the Notes, or any of them, or any fee or other sums payable hereunder, or any other Lender Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise and such failure continues unremedied for a period of three (3) days after notice from Agent to Borrowers of such failure;

            (b) The failure of any Borrower to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Loan Documents not otherwise specifically constituting an Event of Default under this Section 15.1 and such failure continues unremedied for a period of twenty
(20) days after the earlier of (i) notice from Agent to Borrowers of the existence of such failure, or (ii) any officer of any Borrower knows or should have known of the existence of such failure, provided that, in the event such failure is incapable of remedy or consists of a default of Section 9.30 above, any of the financial covenants in Section 10, or was wilfully caused or permitted by such Borrower, Borrowers shall not be entitled to any notice or grace hereunder;

            (c) The failure of any Borrower to pay any Indebtedness for borrowed money due to any third Person with a current principal balance in excess of $100,000.00 individually or in the aggregate or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding such Borrower, in either case, after the expiration of any notice and/or grace periods permitted in such documents;

            (d) The failure of any Borrower to pay or perform any other obligation to any Lender under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

            (e) The adjudication of any Borrower as a bankrupt or insolvent, or the entry of an Order for Relief of any Borrower or the entry of an order appointing a receiver or trustee for any Borrower of any of its property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

            (f) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed within forty-five (45) days, provided that during such forty-five (45) day period Agent shall have no obligation to make any advances under this Agreement) against any Borrower or any Borrower makes an assignment for the benefit of creditors, or any Borrower takes any action to authorize any of the foregoing;

            (g) The suspension of the operation of any material portion of Borrowers' present business, or any Borrower becoming unable to meet its debts as they mature, or the admission in writing by any Borrower to such effect, or any Borrower calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

            (h) All or any part of the Collateral or the assets of any Borrower are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

            (i) The entry of a final judgment for the payment of money against any Borrower in excess of $25,000.00 (individually or in the aggregate) which, within ten (10) days after notice of such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

            (j) Any representation or warranty of any Borrower in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by any Borrower pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

            (k) Except as permitted under this Agreement, any Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

            (l) Any Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts such Borrower from conducting all or any material part of its business for a period of twenty (20) consecutive days;

            (m) A breach by any Borrower occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between such Borrower and any other Person as a result of which any enforcement or termination action is taken by such other Person;

            (n) A material and adverse change occurs in any Borrower's operations, management or financial condition of the Borrowers on a consolidated basis or in the value of the Collateral;

            (o) Any material uninsured damage to, or loss, theft, or destruction of, any material portion of the Collateral occurs;

            (p) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any material number of the facilities of Borrowers for more than thirty (30) consecutive days;

            (q) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by any Borrower, which loss, suspension, revocation or failure to renew is not remedied within thirty (30) days from the date of such loss, suspension, revocation or failure and has a material adverse effect on the business profits, assets or financial condition of Borrowers in the aggregate;

            (r) Any projection delivered to Agent pursuant hereto indicates that an Event of Default will occur, unless (i) Agent agrees within twenty (20) days from the date of delivery of such projections to amend those provisions which such projections indicate will not be complied with, or (ii) in the event such projections give effect to an acquisition not consented to by Agent, Borrowers deliver revised projections to Agent which do not give effect to such acquisition and which do not otherwise indicate that an Event of Default will occur;

            (s) Any breach by any Borrower of its obligations under any subordination agreement now or hereafter executed in favor of Agent or any Lender;

            (t) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by any Borrower; or any Borrower denies that such Borrower has any or any further liability or obligation hereunder or thereunder; or

            (u) The indictment or threatened indictment of any Borrower under any criminal statute, or the commencement or threatened commencement of criminal or civil proceedings against any Borrower, pursuant to which the penalties or remedies sought are available and include forfeiture of any of the Collateral with a fair market value in excess of $50,000.00.

      15.2 Remedies. At the option of the Agent, upon the occurrence of an Event of Default, or at any time thereafter:

            (a) The entire unpaid principal of the Loans, all other Lender Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrowers to Lenders hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

            (b) The Working Capital Credit Facilities and the Acquisition Credit Facility will immediately terminate and the Borrowers will receive no further extensions of credit thereunder;

            (c) Agent may increase the interest rate on the Loans to the applicable default rate set forth herein;

            (d) Agent may enter the premises occupied by any Borrower and take possession of the Collateral and any records relating thereto; and/or

            (e) Agent may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

      If an Event of Default occurs under Section 15.1(e) or (f), all Lender Indebtedness shall become immediately due and payable.

      15.3 Sale or Other Disposition of Collateral. The sale, lease or other disposition of the Collateral, or any part thereof, by Agent after an Event of Default may be for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Lender Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Agent may cause the Collateral to remain on any Borrower's premises or otherwise or to be removed and stored at premises owned by other persons, at Borrowers' expense, pending sale or other disposition of the Collateral. Borrowers, at Agent's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Agent at a place to be designated by Agent. Agent shall have the right to conduct such sales on any Borrower's premises, at Borrowers' expense, or elsewhere, on such occasion or occasions as Agent may see fit. Any notice required to be given by Agent of a sale, lease or other disposition or other intended action by Agent with respect to any of the Collateral which is deposited in the United States mail, or sent by overnight mail, postage prepaid and duly addressed to Borrowers at the address specified in Section 17.1 below, at least five (5) Business Days prior to such proposed action if sent by overnight mail or ten (10) Business Days prior to such proposed action if sent by regular mail, shall constitute fair and reasonable notice to Borrowers of any such action. The net proceeds realized by Agent upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Agent in connection therewith and all other costs and expenses related thereto including attorney fees, shall be applied in such order as Agent, in its sole discretion, elects, toward satisfaction of the Lender Indebtedness. Agent shall account to Borrowers for any surplus realized upon such sale or other disposition, and Borrowers shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Agent's security interest in the Collateral. Borrowers agree that Agent has no obligation to preserve rights to the Collateral against any other parties. Agent is hereby granted a license or other right to use, after an Event of Default, without charge, any Borrower's labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and any Borrower's rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Agent's benefit. Agent shall be under no obligation to marshall any assets in favor of any Borrower or any other party or against or in payment of any or all of the Lender Indebtedness.

      15.4 Actions with Respect to Accounts. Borrowers hereby irrevocably make, constitute and appoint Agent (and any of Agent's designated officers, employees or agents) as their true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take any of the following actions, (which with respect to (b) through (h) below shall only be taken after the occurrence of an Event of Default) in its name or the name of Agent, as Agent may determine, without notice to Borrowers and at Borrowers' expense:

            (a) Verify the validity and amount of or any other matter relating to the Collateral or Mortgaged Property by mail, telephone, telecopy or otherwise; provided that prior to the occurrence of an Event of Default, Agent will not contact individuals concerning amounts due from such individuals to Borrowers;

            (b) Notify all account debtors that Borrowers' accounts have been assigned to Agent and that Agent has a security interest therein;

            (c) Direct all account debtors to make payment of all Borrowers' accounts directly to Agent and forward invoices directly to such account debtors;

            (d) Take control in any manner of any cash or non-cash items of payment or proceeds of such accounts;

            (e) Notify the United States Postal Service to change the address for delivery of mail addressed to Borrowers to such address as Agent may designate;

            (f) Have access to any lockbox or postal boxes into which any Borrower's mail is deposited and receive, open and dispose of all mail addressed to Borrowers; provided that Agent shall turn over to Borrowers all mail not related to the Collateral or any Borrower's operations;

            (g) Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any accounts;

            (h) Enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Agent may:

                  (i) Demand payment of any accounts or direct any account debtors to make payment of accounts directly to Agent;

                  (ii) Receive and collect all monies due or to become due to Borrowers;

                  (iii) Exercise all of Borrowers' rights and remedies with respect to the collection of accounts;

                  (iv) Settle, adjust, compromise, extend, renew, discharge or release the accounts;

                  (v) Sell or assign the accounts on such terms, for such amount and at such times as Agent deems advisable;

                  (vi) Prepare, file and sign Borrowers' name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

                  (vii) Prepare, file and sign Borrowers' name or names on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien or similar document in connection with the Collateral;

                  (viii) Endorse the name of Borrowers upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Agent's possession;

                  (ix) Sign the name of Borrowers to verifications of accounts and notices thereof sent by account debtors to Borrowers; or

                  (x) Take all other actions necessary or desirable to protect Borrowers' or Agent's interest in the accounts.

Borrowers ratify and approve all acts of said attorneys and agree that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct. This power, being coupled with an interest, is irrevocable. Borrowers agree to assist the Agent in the collection and enforcement of their accounts and not to hinder, delay or impede the Agent in its collection or enforcement of said accounts.

      15.5 Set-off. Without limiting the rights of Agent or any Lender under applicable law, Agent and each Lender has and may exercise a right of set-off, a lien against and a security interest in all property of any Borrower now or at any time in Agent's or any Lender's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Agent or such Lender, as security for all Lender Indebtedness. At any time and from time to time following the occurrence of an Event of Default, Agent or any Lender may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Agent or such Lender to or for the credit of any Borrower against any or all of the Lender Indebtedness and each Borrower's respective obligations under the Loan Documents.

      15.6 Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Agent or any Lender. No single, partial or full exercise of any rights, remedies, powers and privileges by the Agent or any Lender shall preclude further or other exercise thereof. No course of dealing between Agent, any Lender and any Borrower shall operate as or be deemed to constitute a waiver of Agent's or any Lender's rights under the Loan Documents or affect the duties or obligations of such Borrower.

      15.7 Remedies Cumulative; Consents. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Agent's and any Lender's favor at law or in equity. Whenever the Agent's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Agent.

      15.8 Certain Fees, Costs, Expenses and Expenditures. Borrowers agree to pay on demand all costs and expenses of Agent and/or Lenders, as applicable, including without limitation:

            (a) all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Agent or any Lender deems advisable; provided, however, prior to the occurrence and continuance of an Event of Default or an event which with the giving of notice or the passage of time or both would become an Event of Default, Borrowers shall not be liable for attorney's fees and expenses incurred solely in connection with disputes among the Agent and/or any of the Lenders;

            (b) all losses, costs and expenses in connection with the enforcement, protection and preservation of the Agent's and Lender's rights or remedies under the Loan Documents, or any other agreement relating to any Lender Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Agent (including without limitation court costs, attorney's fees and expenses of accountants and appraisers); and

            (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Agent or any Lender may become subject as the result of delay in paying or omission to pay such taxes.

      In the event any Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Agent in its discretion, may make expenditures for such purposes and the amount so expended (including attorney's fees and expenses, filing fees and other charges) shall be payable by Borrowers on demand and shall constitute part of the Lender Indebtedness. Agent will use its best efforts to give Borrowers notice of any such expenditures by Agent, provided that Agent's failure to give Borrowers such notice will not effect or impair Agent's rights or Borrowers' obligations under this Agreement.

      With respect to any amount required to be paid by Borrowers under this Section, in the event Borrowers fail to pay such amount on demand, Borrowers shall also pay to Agent interest thereon at the highest default rate set forth in Section 5.9 above. Borrowers' obligations under this Section shall survive termination of this Agreement.

      15.9 Time Is of the Essence. Time is of the essence in Borrowers' performance of their obligations under the Loan Documents.

      15.10 Acknowledgment of Confession of Judgment Provisions. BORROWERS ACKNOWLEDGE AND AGREE THAT THE NOTES AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY AGENT MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWERS. BEING FULLY AWARE OF THEIR RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THEM BY AGENT UNDER THE NOTES AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, BORROWERS HEREBY WAIVE THESE RIGHTS AND AGREE AND CONSENT TO AGENT ENTERING JUDGMENT AGAINST BORROWERS BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT BORROWERS' LIABILITY TO REIMBURSE AGENT FOR ALL LEGAL FEES ACTUALLY INCURRED BY AGENT, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

16.   AGENT.

      16.1 Appointment of Agent. Each Lender hereby designates Agent to act as Agent for such Lender under this Agreement and the Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of a Note by the acceptance of such Note shall be deemed irrevocably to authorize, Agent to take such action on its behalf under the provisions of this Agreement, the Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Except as expressly set forth in this Agreement to the contrary, Borrowers are authorized by Lenders to deal solely with Agent in all matters which affect Lenders under this Agreement and the other Loan Documents.

      16.2 Holding of Collateral and Collections. Except as otherwise permitted under the Loan Agreement, Agent shall hold all Collateral, payments of principal and interest, fees, costs, expenses and collections received pursuant to this Agreement or the other Loan Documents, for the pro rata benefit of the Lenders in accordance with their respective Pro Rata Percentages. To the extent any other Lender from time to time holds any Collateral, it shall hold such Collateral for the pro rata benefit of all Lenders in accordance with their respective Pro Rata Percentages.

      16.3 Fees. All fees payable under this Agreement and the Loan Documents shall be for the pro rata benefit of the Lenders in accordance with their respective Pro Rata Percentages, except for (a) all confirmation and negotiation fees and other charges (other than issuance and renewal fees) payable by Borrowers in connection with letters of credit issued under this Agreement, which shall be retained in full by the Issuing Bank and (b) the fronting fee with respect to letters of credit issued under this Agreement as set forth in
Section 6.8 above, which shall be retained in full by the Issuing Bank.

      16.4  Collections and Disbursements.

            (a) The Agent will have the right to collect and receive all payments of the Lender Indebtedness, and to collect and receive all reimbursements for draws made under the Letters of Credit, together with all fees, charges or other amounts due to Agent and/or Lenders under the Loan Agreement and the other Loan Documents. If Agent should for any reason receive less than the full amount of the interest or other compensation due under the Loan Documents, each Lender's share of such interest or compensation shall decrease in proportion to each Lender's Pro Rata Percentage.

            (b) If any such payment received by the Agent is rescinded, determined to be unenforceable or invalid or is otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement and the other Loan Documents, each Lender will, upon written notice from the Agent, promptly pay over to the Agent its Pro Rata Percentage of the amount rescinded, held unenforceable or invalid or required to be returned, together with interest and other fees thereon if also required to be rescinded or returned. If Agent does not receive such sums from any Lender within one (1) Business Day after receipt by such Lender of the written notice from Agent referred to above, Agent shall also be entitled to receive from such Lender interest on such amount at a per annum rate equal to the Federal Funds Rate during the period commencing on the date of receipt by such Lender of such written notice from Agent and ending on (but excluding) the date Agent recovers such amount.

            (c) All payments by the Agent and the Lenders to each other hereunder or under the Loan Documents shall be in immediately available funds. The Agent will at all times maintain proper books of account and records reflecting the interest of each Lender in the Lender Indebtedness, in a manner customary to the Agent's keeping of such records, which books and records shall be available for inspection by each Lender at reasonable times during normal business hours, at such Lender's sole expense.

            (d) The proceeds from the sale or disposition of any Collateral and all other payments received by Agent shall be applied, first to reasonable expenses incurred by Agent as provided in Section 16.16, below, then to all sums due Issuing Bank in connection with the issuance of any Letters of Credit, then to accrued but unpaid fees in accordance with each Lender's Pro Rata Percentage (to the extent Lenders share in such fees), then to accrued but unpaid interest on the Lender Indebtedness in accordance with each Lender's Pro Rata Percentage, then to the principal balance of the Lender Indebtedness in accordance with each Lender's Pro Rata Percentage and then to expenses, if any, incurred by Lenders (to the extent subject to reimbursement by Borrowers under the Loan Documents) in accordance with their Pro Rata Percentages.

            (e) To the extent necessary for each Lender's actual percentage of all outstanding advances to equal its applicable Pro Rata Percentage, the Lender which obtains a greater share of any payments (by set off or otherwise) than its applicable Pro Rata Percentage shall acquire a participation in the applicable outstanding balances of the Pro Rata Shares of the Lenders as determined by Agent in order that such Lender's percentage of outstanding advances is equal to its Pro Rata Percentage.

      16.5 Delegation of Duties; Discretion; Instructions. Agent may perform any of its duties hereunder or under the Loan Documents by or through its agents or employees. As to any matters not expressly provided for by the Loan Documents or this Agreement, the Agent may exercise its discretion to take or refrain from taking any action. If Agent is required to act or to refrain from acting under the terms of this Agreement upon the instructions of all Lenders or Required Lenders, as applicable, it shall be fully protected in so acting or refraining from acting upon the required instructions. Notwithstanding the foregoing, Agent shall not be required to take any action which exposes Agent to liability or which is contrary to any of the Loan Documents or applicable law. Agent may require that it be furnished with an indemnification from each Lender for such Lender's Pro Rata Percentage of such liability, in form reasonably satisfactory to Agent as a condition of Agent acting or refraining from acting upon the instructions of all Lenders or Required Lenders. If Agent is one of the Lenders, an indemnification from Agent to itself will not be required.

      16.6 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(a) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence or willful misconduct, or (b) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in any of the Loan Documents or in any certificate, report, statement or other documents referred to or provided for in, or received by Agent or any Lender under or in connection with, this Agreement or any of the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Collateral or any of the Loan Documents or for any failure of the Borrowers to perform their obligations under the Loan Documents or for the financial condition of any Borrower. Any liability of the Agent to the Lenders hereunder or under any of the Loan Documents shall be limited only to direct loss or liability suffered by such Lender and shall not be for indirect, consequential or incidental liability. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Loan Documents, or to inspect the properties, books or records of the Borrowers. Except as expressly provided herein and in the Loan Documents, the duties of the Agent shall be mechanical and administrative in nature. Agent shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Lender. Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligation in respect of this Agreement, except as expressly set forth herein and in the Loan Documents.

      16.7 Lack of Reliance on the Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make
(a) its own independent investigation of the financial condition and affairs of the Borrowers in connection with the extension of credit to the Borrowers and the continuance of such credit facilities and the taking or not taking of any action in connection herewith, and (b) its own appraisal of the credit worthiness of Borrowers. Agent shall have no duty or responsibility either initially or on a continuing basis, to provide Lenders with any credit or other information with respect thereto, coming into its possession. Lenders acknowledge and agree that Agent has not made any representations or warranties to any Lender regarding the financial conditions, affairs or creditworthiness of Borrowers.

      16.8 Resignation. Agent may resign on thirty (30) days' prior written notice to each of the Lenders. Upon any resignation of Agent, the Required Lenders shall have the right to appoint a successor Agent. Upon the acceptance of the appointment as a successor Agent, such successor Agent shall succeed to and become vested with all rights, powers, obligations and duties of the resigning Agent and the resigning Agent shall be discharged from all of its obligations hereunder, provided that such resigning Agent shall execute such UCC-3 assignment statements and other documents and take such other actions as are reasonable requested by Lenders in connection with the appointment of a successor Agent.

      16.9 Certain Rights of Agent. If Agent shall request instructions from the Lenders with respect to any act or action (including failure to act) in connection with the Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from all Lenders or the Required Lenders, as applicable. Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting in accordance with the written instructions of all Lenders or the Required Lenders, as applicable. All requests for instructions by Agent and all responses by the Lenders to such requests must be in writing, which writing may include a telecopied transmission.

      16.10 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement, the Loan Documents and its duties hereunder and thereunder, upon the advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

      16.11 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default under the Loan Documents unless Agent has received written notice from a Lender or Borrowers referring to the Loan Documents, describing such Event of Default and stating that such notice is a "notice of default". In the event that any Lender shall have "actual knowledge" of the occurrence of any Event of Default, such Lender shall promptly notify Agent in writing. Upon such notice of the occurrence of an Event of Default, Agent shall promptly give notice thereof to the Lenders. For purposes hereof, a Lender shall be deemed to have "actual knowledge" if any such information is known to an officer of such Lender responsible for the credit facilities contemplated hereunder.

      16.12 The Agent in its Capacity as Lender. With respect to the advances and credit accommodations made by Summit Bank to Borrowers under the Loan Documents, Summit Bank shall have the same rights and powers hereunder as any other Lender as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar terms shall, unless the context clearly otherwise indicates, include Summit Bank in its individual capacity as a Lender.

      16.13 Other Loans. Agent may engage in other business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection therewith without having to account for the same to the Lenders. In the event that any Lender obtains collateral (other than the Collateral described in this Agreement) to secure any other loan or credit accommodation extended by such Lender to any Borrower and such other collateral also secures any of the Lender Indebtedness, such Lender may apply the proceeds of such other collateral towards payment of all other obligations of such Borrower to such Lender before applying any proceeds thereof to any Lender Indebtedness for the pro rata benefit of the Lenders. Notwithstanding the foregoing, any items or funds against which a Lender or Lender Affiliate exercises a right of set-off or turnover under Section 15.5 of this Agreement shall be applied toward the Lender Indebtedness. In the event that any Lender extends credit accommodations to any Borrower other than in connection with the transactions contemplated in this Agreement, and such credit accommodations are secured by the Collateral, such Lender agrees that all proceeds of the Collateral shall be used first to pay all Lender Indebtedness incurred in connection with the transaction contemplated in this Agreement.

      16.14 Disclosure of Information; Audits. Each Lender, at the request of another Lender, will share with such other Lender such financial and other information in the possession of the Lender regarding the Borrowers as may be reasonably requested by another Lender. Borrowers consent to the disclosure of all of such information. To the extent any Lender performs an audit of the financial condition and operations of any Borrower or the Collateral, such Lender shall make the results of such audit available to the other Lenders. Notwithstanding the foregoing, no Lender shall have any liability to the other Lenders related to the audit performed by such Lender except for errors in connection with such audit which constitute gross negligence or willful misconduct by the Lender or Lender's agent performing such audit.

      16.15 Actions by Agent.

            (a) Subject to the other provisions of Article 16 of this Agreement, Agent shall have the sole and exclusive right and obligation to service and administer the Lender Indebtedness, the Collateral and the Loan Documents, including, without limitation, the right to (i) exercise all rights, remedies, privileges and options under the Loan Documents, including, without limitation, the right to determine whether advances are to be made hereunder and whether any letters of credit should be issued, amended, extended or reinstated or whether draws should be honored thereunder; and (ii) on behalf of Lenders, enter into or provide written waivers, consents or elections to or under any of the Loan Documents.

            (b) Notwithstanding the provisions of Section 16.15(a) above, Agent shall not, without the prior written consent of all Lenders:

                  (i) change the maximum amount available under the Loans, decrease the interest rates provided in the Loan Agreement or extend the Working Capital Contract Period, the Acquisition Credit Facility Advance Period or the term of any other Loan;

                  (ii) amend, alter or modify this Section 16.15;

                  (iii) decrease the amount or extend the payment terms of any sums due under the Loans or any fees required to be paid by Borrowers hereunder or under the Loan Agreement (except fees payable solely to Agent or its Affiliates);

                  (iv) release any Borrower from its obligations with respect to all Lender Indebtedness except in connection with the termination of the Loan Agreement and repayment of all Lender Indebtedness;

                  (v) release or subordinate the Agent's security interest for the pro rata benefit of the Lenders in any portion of the Collateral without payment to Lenders in accordance with their Pro Rata Percentage of sums received by Agent from Borrowers in connection with such release or subordination, except for releases in connection with transactions by Borrowers permitted in this Agreement; or

                  (vi) change the definition of Required Lenders.

            (c) Notwithstanding the provisions of Section 16.15(a) above, Agent shall not, without the prior written consent of the Required Lenders, enter into any written amendment of, or waive any Borrower's noncompliance with, any covenants of such Borrower under the Loan Documents, amend the terms or conditions thereof or waive any Event of Default.

            (d) Any action taken in accordance with the terms of this Section 16.15, including any amendment, supplement, waiver, consent or election, shall apply equally to each of the Lenders and shall be binding upon the Lenders, the Agent and all participants. In the case of any waiver of any Event of Default, the Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

            (e) After the occurrence of an Event of Default, Agent shall take such action as may be directed by the Required Lenders, provided that until it receives such direction, Agent shall have the sole and exclusive right, with communication (to the extent reasonably practicable under the circumstances) with all Lenders, to exercise or refrain from exercising any and all rights, remedies, privileges and options under the Loan Documents and available at law or in equity as Agent shall deem advisable in the best interest of the Lenders to protect and enforce the rights of the Agent and the Lenders and collect the Lender Indebtedness, including, without limitation, instituting and pursuing all legal actions against Borrowers, or defending any and all actions brought by any Lender or other Person, or incurring expenses or otherwise making expenditures to protect the Lender Indebtedness, the Collateral or the Agent's and the Lenders' rights and remedies.

            (f) To the extent Agent is required to obtain or otherwise elects to seek the consent of Lenders to an action Agent desires to take, if any Lender fails to notify Agent, in writing, of its consent or dissent to any request of Agent hereunder within five (5) Business Days of such Lender's receipt of such written request (which may include a telecopied transmission), such Lender shall be deemed to have given its consent thereto, unless such Lender has given the Agent written notice (which may include a telecopied transmission) within such five (5) Business Day period requesting an additional five (5) Business Days to respond. If such Lender then fails to consent or dissent within the additional five (5) Business Day period, such Lender shall be deemed to have given its consent thereto.

      16.16 Sharing of Risk; Indemnification; Expenses.

            (a) To the extent Agent is not reimbursed by Borrowers, the Lenders will reimburse and indemnify the Agent in proportion to their respective Pro Rata Percentages, for and against any and all liabilities, obligations, losses (except the failure of the Agent to receive the fees which are to be retained by Agent in full), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, attorneys' fees, which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or under the Loan Documents, or in any way relating to or arising out of this Agreement or the Loan Documents.

            (b) All reasonable out-of-pocket costs and expenses incurred by Agent and not reimbursed on demand by Borrowers, in connection with the creation, amendment, administration, termination and enforcement of the Lender Indebtedness and/or the exercise of the Agent's rights and duties hereunder or under the Loan Documents (including, without limitation, audit expenses, counsel fees and expenditures to protect, preserve and defend Agent's and each Lender's rights and interest under the Loan Documents) shall be shared and paid on demand by Lenders, pro rata based on their respective Pro Rata Percentages. Any such sums not paid on demand shall accrue interest at the Federal Funds Rate until paid.

            (c) Agent may deduct from payments or distributions to be made to Lenders such funds as may be necessary to pay or reimburse Agent for the reimbursement, indemnification and expense obligations of the Lenders described in this Section 16.16.

            (d) In connection with reimbursement, indemnification and expense obligations set forth in this Section 16.16, Agent shall provide a reasonable accounting to Lenders describing such expenses or indemnification obligations.

      16.17 Consultation with Counsel. The Agent may consult with legal counsel and any other profession advisors or consultants deemed necessary or appropriate and selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

      16.18 Documents. The Agent shall not be under a duty to examine or pass upon the effectiveness, genuineness or validity of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. In addition the Agent shall not be liable for failing to make any inquiry concerning the accuracy, performance or observance of any of the terms, provisions or conditions of such instrument or document.

      16.19 Several Obligations. The obligation of each Lender is several, and neither the Agent nor any other Lender shall be responsible for any obligation or commitment hereunder of any other Lender.

      16.20 No Third Party Beneficiary. The provisions of Article 16 of this Agreement are intended solely for the benefit of Agent and Lenders and not for the benefit of any third party, including without limitation, Borrowers and any amendment to Article 16 of this Agreement shall not require any Borrower's consent.

      16.21 Participations and Assignments.

            (a) Each Lender may at any time grant participations of its Pro Rata Share in and to its interests under this Agreement (collectively, "Participations") to any other lending office of such Lender or to any other bank, lending institution or other entity which the granting Lender reasonably determines has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided however that: (i) all amounts payable by the Borrowers to each Lender hereunder and voting rights of each Lender hereunder shall be determined as if such Lender had not granted such Participation; (ii) any agreement pursuant to which any Lender may grant a Participation (A) shall provide that such Lender is not delegating and therefore shall retain the sole right and responsibility to exercise all of its rights and privileges under this Agreement, including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement and (B) shall not release or discharge such Lender from its duties and obligations, which shall remain absolute, hereunder, including its obligation to make advances hereunder; and (iii) upon entering into any such Participation, the Lender granting such participation shall give thirty (30) days prior written notice thereof to Agent.

            (b) Each Lender may at any time assign all or any portion of its Pro Rata Share (together with its rights and obligations with respect thereto) and its right, title and interest therein and in and to this Agreement and the other Loan Documents to a Lender or any Affiliate of a Lender, or to any other bank or financial institution, in each case with thirty (30) days prior written notice to Agent and Borrowers and subject to the prior written consent of the Agent and Borrowers, which shall not be unreasonably withheld; provided however that (i) any assignment to another Lender (which is then a party to this Agreement) or to any other bank or financial institution shall be in the minimum amount of $5,000,000.00; (ii) the parties to such assignment shall execute an Assignment and Acceptance in the form of Exhibit "H" hereto and such other documents reasonably requested by Agent, and Borrowers shall execute such replacement Notes, amendments and other items as may be requested by Agent; and (iii) the parties to the assignment shall pay Agent a processing fee of $3,500.00 at the time of providing such assignment to Agent.

            (c) Notwithstanding anything to the contrary contained herein, each Lender may at any time collaterally assign all or any portion of its rights under this Agreement and its Notes to any Federal Reserve Bank to secure overnight deposits, provided that no such assignment shall release the assigning Lender from its obligations hereunder.

            (d) In connection with any potential assignment or Participation by any Lender of its Pro Rata Share of interests in this Agreement, such Lender shall obtain Borrowers' consent, which shall not be unreasonably withheld or delayed, prior to delivery to any potential assignee or Participant of any information regarding Borrowers which is not otherwise available in the public domain.

17.   COMMUNICATIONS AND NOTICES.

      17.1 Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, effective upon receipt or refusal of delivery in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

      To Borrowers:

            c/o Nobel Learning Communities, Inc.
            Rose Tree Corporate Center II
            1400 North Providence Road, Suite 3055
            Media, PA  19063
            Attention:  A. J. Clegg, Chief Executive Officer

      With a copy to:

            Nobel Learning Communities, Inc.
            Rose Tree Corporate Center II
            1400 North Providence Road, Suite 3055
            Media, PA  19063
            Attention:  General Counsel

      With a copy to:

            Drinker Biddle & Reath
            Philadelphia National Bank Building
            1345 Chestnut Street
            Philadelphia, PA   19107-3496
            Attention:  Michael Jordan, Esquire

      To Agent:

            Summit Bank
            Three Valley Square
            512 Township Line Road, Suite 280
            Blue Bell, PA  19422
            Attention:  Thomas Lunny, Assistant Vice President

      With a copy to:

            Wolf, Block, Schorr and Solis-Cohen LLP
            350 Sentry Parkway, Building 640
            Blue Bell, Pennsylvania  19422
            Attention:  Richard M. Zucker, Esquire

18.   WAIVERS.

      18.1 Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Agent or any Lender in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Borrowers waive:

            (a) All errors, defects and imperfections in such proceedings;

            (b) All benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the loan documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

            (c) All rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the loan documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Agent;

            (d) Presentment for payment, demand, notice of demand, notice of non- payment, protest and notice of protest of any of the Loan Documents, including the Notes;

            (e) Any requirement for bonds, security or sureties required by statute, court rule or otherwise;

            (f) Any demand for possession of collateral prior to commencement of any suit; and

            (g) All rights to claim or recover attorney's fees and costs in the event that any Borrower is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession.

      18.2 Forbearance. Agent may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to any Borrower.

      18.3 Limitation on Liability. Borrowers shall be responsible for and Agent and Lenders are hereby released from any claim or liability in connection with:

            (a) Safekeeping any Collateral;

            (b) Any loss or damage to any Collateral;

            (c) Any diminution in value of the Collateral; or

            (d) Any act or default of another Person.

      Agent and Lenders shall only be liable for any act or omission on their part constituting gross negligence or wilful misconduct. In the event that Agent or any Lender breaches its required standard of conduct, Borrowers agree that Agent's or such Lender's liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event any Borrower brings suit against Agent or any Lender in connection with the transactions contemplated hereunder and Agent or such Lender is found not to be liable, Borrowers will indemnify and hold Agent or such Lender harmless from all costs and expenses, including attorney's fees, incurred by Agent or such Lender in connection with such suit. This Agreement is not intended to obligate Agent or such Lender to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of any Borrower.

19.   SUBMISSION TO JURISDICTION.

      19.1 Submission to Jurisdiction. Borrowers hereby consent to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agree that, subject to the Agent's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrowers waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waive personal service of any and all process upon them, and consent that all such service of process be made by mail or messenger directed to them at the address set forth in Section 17.1. Nothing contained in this
Section 19.1 shall affect the right of Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of Agent or any Lender to bring any action or proceeding against any Borrower or their property in the courts of any other jurisdiction.

20.   MISCELLANEOUS.

      20.1 Brokers. The transaction contemplated hereunder was brought about and entered into by Agent, Lenders and Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrowers represent that Borrowers have not committed Agent or any Lender to the payment of any brokerage fee or commission in connection with this transaction. Whether any such claim is made against Agent or any Lender by any broker, finder or agent or any other Person, Borrowers agree to indemnify, defend and hold Agent and Lenders harmless against any such claim, at Borrowers' own cost and expense, including Agent's or any Lender's attorneys' fees. Borrowers further agree that until any such claim or demand is adjudicated in Agent's or any Lender's favor, the amount claimed and/or demanded shall be deemed part of the Lender Indebtedness secured by the Collateral.

      20.2 Use of Agent's or any Lender's Name. No Borrower shall use Agent's or any Lender's name or the name of any of Agent's or any Lender's Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

      20.3 No Joint Venture. Nothing contained herein is intended to permit or authorize any Borrower to make any contract on behalf of Agent or any Lender, nor shall this Agreement be construed as creating a partnership, joint venture or making Agent or any Lender an investor in any Borrower.

      20.4 Survival. All covenants, agreements, representations and warranties made by Borrowers in the Loan Documents or made by or on their behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Agent or any Lender or on its behalf and the making by Agent or any Lender of the loans or advances to Borrowers. All statements contained in any certificate, statement or other document delivered by or on behalf of any Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrowers.

      20.5 No Assignment by Borrowers. No Borrower may assign any of its rights hereunder without the prior written consent of Agent or any Lender, and Agent or any Lender shall not be required to lend hereunder except to Borrowers as it presently exists.

      20.6 Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      20.7 Severability. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

      20.8 No Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

      20.9 Modifications. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

      20.10 Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

      20.11 Law Governing. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

      20.12 Integration. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Agent's or any Lender's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

      20.13 Exhibits and Schedules. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

      20.14 Headings. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

      20.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      20.16 Waiver of Right to Trial by Jury. BORROWERS, AGENT AND LENDERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS, AGENT OR ANY LENDER WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS, AGENT AND LENDERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS , AGENT AND LENDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

      20.17 Joint and Several. The agreements, conditions, covenants and provisions of this Agreement shall be the joint and several obligations of each Borrower.

                            [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Loan and Security Agreement as of the date first above written.

                                    SUMMIT BANK, as Agent


                                    By: ________________________________________
                                    Name/Title:_________________________________


                                    SUMMIT BANK, as Lender and Issuing Bank


                                    By: ________________________________________
                                    Name/Title:_________________________________

                                    NOBEL LEARNING COMMUNITIES, INC.


                                    By: ________________________________________
                                    Name/Title:_________________________________


                                    MERRYHILL SCHOOLS, INC.


                                    By: ________________________________________
                                    Name/Title:_________________________________


                                    MERRYHILL SCHOOLS NEVADA, INC.


                                    By: ________________________________________
                                    Name/Title:_________________________________


                                    LAKE FOREST PARK MONTESSORI SCHOOL,
                                    INC.


                                    By: ________________________________________
                                    Name/Title:_________________________________


                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

                    (SIGNATURES CONTINUED FROM PREVIOUS PAGE)


                                    NEDI, INC.


                                    By: ________________________________________
                                    Name/Title:_________________________________


                                    IMAGINE EDUCATIONAL PRODUCTS, INC.


                                    By: ________________________________________
                                    Name/Title:_________________________________


                                    NOBEL EDUCATION DYNAMICS FLORIDA, INC.


                                    By: ________________________________________
                                    Name/Title:_________________________________


                                    NOBEL LEARNING SOLUTIONS, LLC.


                                    By: ________________________________________
                                    Name/Title:_________________________________